                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant                            [x]
Filed by a Party other than the Registrant         [ ]

Check the appropriate box:

[x]      Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to Section 240.14a-11(c) or Section
         240.14a-12

                              EXCO RESOURCES, INC.
                (Name of Registrant as Specified in Its Charter)

                                 Not Applicable
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         1) Title of each class of securities to which transaction applies:

                 ---------------------------------------------------------------

         2)      Aggregate number of securities to which transaction applies:

                 ---------------------------------------------------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

                 ---------------------------------------------------------------

         4)      Proposed maximum aggregate value of transaction:

                 ---------------------------------------------------------------
         5)      Total Fee Paid:

                 ---------------------------------------------------------------

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)       Amount Previously Paid:
                                ------------------------------------------------
2)       Form Schedule or Registration Statement No.:
                                                     ---------------------------
3)       Filing Party:
                      ----------------------------------------------------------
4)       Date Filed:
                    ------------------------------------------------------------

                              EXCO RESOURCES, INC.
                         5735 Pineland Drive, Suite 235
                              Dallas, Texas  75231
                           Telephone: (214) 368-2084



Dear Shareholder:

         You are cordially invited to attend the Annual Meeting of Shareholders of EXCO Resources, Inc. on Tuesday, March 31, 1998, at 9:00 a.m., Dallas time. The meeting will be held at 5735 Pineland Drive, Suite 235, Dallas, Texas. Your Board of Directors and management look forward to greeting those shareholders able to attend in person.

         At the meeting, you will be asked to consider and elect seven (7) directors to serve until the next Annual Meeting of Shareholders. Your Board of Directors has unanimously nominated these persons for election as directors. You are also being asked to consider and approve (i) an amendment to the Articles of Incorporation to effect a reverse stock split, but leaving unchanged the number of authorized shares of common stock of the Company, (ii) an amendment to the Articles of Incorporation to allow the number of directors on the Board of Directors to be fixed and determined by the Board of Directors,
(iii) the EXCO Resources, Inc. 1998 Stock Option Plan, and (iv) the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1998. Information about the business to be conducted at the meeting is set forth in the accompanying Proxy Statement, which you are urged to read carefully. During the meeting, I will review with you the affairs and progress of the Company during the fiscal year ended December 31, 1997. Officers of the Company will be present to respond to questions from shareholders.

         The vote of every shareholder is important. The Board of Directors appreciates and encourages shareholder participation in the Company's affairs. Whether or not you plan to attend the meeting, please sign, date and return the enclosed proxy promptly in the envelope provided. Your shares will then be presented at the meeting, and the Company will be able to avoid the expense of further solicitation. If you attend the meeting, you may, at your discretion, withdraw the proxy and vote in person.

         On behalf of the Board of Directors, thank you for your cooperation and continued support.

                               Sincerely,



                               DOUGLAS H. MILLER
                               Chairman of the Board and Chief Executive Officer

March ___, 1998

                              EXCO RESOURCES, INC.
                         5735 Pineland Drive, Suite 235
                              Dallas, Texas  75231

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           To Be Held March 31, 1998

                               ---------------

         Notice is hereby given that an annual meeting of the shareholders of EXCO Resources, Inc. (the "Company") will be held at 9:00 a.m. (Dallas time) on March 31, 1998 at 5735 Pineland Drive, Suite 235, Dallas, Texas for the following purposes:

                 (1) to consider and act upon a proposal to effect a one for two reverse split of the outstanding shares of the Company's common stock, par value $.01 per share (the "Common Stock"), increase the par value of the Common Stock from $.01 per share to $.02 per share, but leave unchanged the number of authorized shares of the Company's Common Stock at 25,000,000 shares;

                 (2) to consider and act upon a proposal to allow the number of directors on the Board of Directors to be fixed and determined by the Board of Directors;

                 (3) to elect seven (7) directors to hold office until the next Annual Meeting of Shareholders or until their successors have been duly qualified and elected;

                 (4) to consider and act upon a proposal to approve the EXCO Resources, Inc. 1998 Stock Option Plan; and

                 (6) to consider and act upon a proposal to approve the appointment of Ernst & Young LLP as the independent auditors of the Company to audit the accounts of the Company for the fiscal year ending December 31, 1998.

         A record of shareholders was taken at the close of business on March 17, 1998, and only those shareholders of record on that date will be entitled to notice of and to vote at the meeting. A shareholders' list will be available at the offices of the Company, 5735 Pineland Drive, Suite 235, Dallas, Texas 75231, for a period of ten (10) days prior to the meeting.

         YOUR PARTICIPATION IN THE COMPANY'S AFFAIRS IS IMPORTANT. OFFICERS OF THE COMPANY WILL BE PRESENT TO RESPOND TO QUESTIONS FROM SHAREHOLDERS. TO ENSURE YOUR REPRESENTATION, IF YOU DO NOT EXPECT TO BE PRESENT AT THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT TO THE COMPANY PROMPTLY. A STAMPED ENVELOPE HAS BEEN PROVIDED FOR YOUR CONVENIENCE. THE PROMPT RETURN OF PROXIES WILL ENSURE A QUORUM AND SAVE THE COMPANY THE EXPENSE OF FURTHER SOLICITATION.

                                             By Order of the Board of Directors,



                                             RICHARD E. MILLER,
                                             General Counsel and Secretary


March __, 1998

                              EXCO RESOURCES, INC.
                         5735 Pineland Drive, Suite 235
                              Dallas, Texas  75231
                           Telephone: (214) 368-2084

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD MARCH 31, 1998

         This Proxy Statement is furnished to holders of the Company's common stock, par value $.01 per share (the "Common Stock"), in connection with the solicitation of proxies by the Board of Directors of EXCO Resources, Inc., a Texas corporation (the "Company"), for use at the Annual Meeting of Shareholders of the Company to be held at 5735 Pineland Drive, Suite 235, Dallas, Texas, on March 31, 1998 at 9:00 a.m., Dallas time, and at any and all postponements or adjournments thereof (the "Annual Meeting") for the purposes of:

                 (1) considering and acting upon a proposal to effect a one for two reverse split of the outstanding shares of the Company's Common Stock (and thereby increase the par value of the Common Stock from $.01 per share to $.02 per share) but to maintain the number of authorized shares of the Company's Common Stock at 25,000,000 shares (thereby effectively doubling the number of authorized shares of Common Stock ) (collectively, the "Reverse Split");

                 (2) considering and acting upon a proposal to amend the Company's Articles of Incorporation, as amended (the "Articles of Incorporation") to allow the number of directors comprising the Board of Directors to be fixed and determined by the Board of Directors;

                 (3) electing seven (7) directors to hold office until the next Annual Meeting of Shareholders or until their successors have been duly qualified and elected;

                 (4) considering and acting upon a proposal to approve the EXCO Resources, Inc. 1998 Stock Option Plan (the "1998 Stock Option Plan");

                 (5) considering and acting upon a proposal to approve the appointment of Ernst & Young LLP as the independent auditors of the Company to audit the accounts of the Company for the fiscal year ending December 31, 1998; and

                 (6) transacting such other business as may properly come before the meeting or any adjournments or postponements thereof.

         The approximate date on which this Proxy Statement and accompanying proxy card are first being sent or given to shareholders is March 31, 1998.

         Shares of Common Stock represented by each proxy, if properly executed and returned to the Company prior to the Annual Meeting, will be voted as directed, but if not otherwise specified, will be voted (i) to APPROVE the amendment to the Articles of Incorporation to effect the Reverse Split, (ii) to APPROVE the amendment to the Articles of Incorporation to allow the number of directors on the Board of Directors to be fixed and determined by the Board of Directors, (iii) to APPROVE the election of seven (7) directors to hold office until the next Annual Meeting, (iv) FOR approval of the 1998 Stock Option

Plan, and (v) FOR the appointment of Ernst & Young LLP as the Company's independent auditors, all as recommended by the Board of directors.

         If the Annual Meeting is postponed or adjourned for any reason, at any subsequent reconvening of the Annual Meeting all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Annual Meeting (except for proxies which have theretofore effectively been revoked or withdrawn), notwithstanding that they may have been effectively voted on the same or any other matter at a previous meeting.

         The Board of Directors knows of no other business to be presented at the Annual Meeting. If any other business is properly presented, the persons named in the enclosed proxy have authority to vote on such matters in accordance with such proxyholders' discretion. A shareholder executing a proxy may revoke it at any time before it is voted by giving written notice to the Secretary of the Company.

         The solicitation of proxies in the enclosed form is made on behalf of the Company's Board of Directors. The entire cost of soliciting these proxies, including the costs of preparing, printing and mailing this Proxy Statement and accompanying materials to shareholders, will be borne by the Company. In addition to use of the mails, proxies may be solicited personally or by telephone or otherwise by officers, directors and employees of the Company, who will receive no additional compensation for such activities. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares held of record by such brokerage houses, custodians, nominees and fiduciaries. Such parties will be reimbursed for their reasonable expenses incurred in forwarding the proxy materials.


                          VOTE REQUIRED FOR APPROVAL;
                      SHARES ENTITLED TO VOTE; RECORD DATE

         The following amendments to the Articles of Incorporation must be approved by the affirmative vote of holders of two-thirds ( 2/3) of the outstanding shares of Common Stock entitled to vote thereon: (i) to effect the Reverse Split and (ii) to allow the Board of Directors to fix and determine the number of directors. The affirmative vote of the holders of a plurality of the outstanding shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting at which a quorum is present is required to elect each of the seven (7) directors nominated for election to the Company's Board of Directors. All other matters properly brought before the Annual Meeting, including the appointment of Ernst & Young LLP as independent auditors and approval of the 1998 Stock Option Plan, will be decided by a majority of the votes cast on the matter at the Annual Meeting. As of February 27, 1998, the Company's directors and executive officers, and their affiliates, had a beneficial interest in an aggregate of 522,035 shares of Common Stock, representing approximately ____% of the Common Stock outstanding on March 17, 1998 (the "Record Date") and entitled to vote on all proposals to be presented at the Annual Meeting. The presence at the Annual Meeting, whether in person or by proxy, of the holders of at least a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting constitutes a quorum for the transaction of business.

         On the Record Date, there were outstanding _______ shares of Common Stock. Only holders of record of Common Stock at the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting. Each share of the Common Stock is entitled to one vote for each director to be elected and upon all other matters to be brought to a vote by shareholders at the forthcoming Annual Meeting. Shareholders are not entitled to cumulate shares in the election of directors.

         In the election of directors, votes may be cast in favor of or withheld with respect to each nominee. Votes that are withheld and broker non-votes with respect to the election of directors will be excluded entirely from the vote and will have no effect. Abstentions may be specified on all proposals, except for the election of directors. Abstentions and broker non-votes will be counted as present for purposes of determining the existence of a quorum. Abstentions on the proposals to approve the 1998 Stock Option Plan and the appointment of Ernst & Young LLP will have the effect of a negative vote because approval of each requires the affirmative vote of the majority of the shares of Common Stock present or represented at the Annual Meeting. Abstentions on the proposals to amend the Articles of Incorporation have the effect of a negative vote because approval requires the affirmative vote of two-thirds (2/3) of the shares of the Common Stock outstanding and entitled to vote at the Annual Meeting.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information with respect to the number of shares of Common Stock beneficially owned as of February 27, 1998, by (i) all holders of shares of Common Stock (the "Shareholders") known by the Company to own beneficially more than 5% of the outstanding shares of the Common Stock,
(ii) the executive officers of the Company named in the table under "Executive Compensation -- Compensation of Executive Officers," (iii) each director and nominee for director of the Company and (iv) all directors and officers of the Company as a group.

                                                    AMOUNT AND NATURE OF             PERCENT
         DIRECTORS, NOMINEES AND OFFICERS           BENEFICIAL OWNERSHIP             OF CLASS
         --------------------------------           --------------------             --------
         T.W. Eubank . . . . . . . . . . . .             100,000                       9.9%

         David N. Fitzgerald . . . . . . . .               6,612(1)                    (2)

         Charles W. Gleeson  . . . . . . . .               2,000                       (2)

         Douglas H. Miller . . . . . . . . .             413,423(3)                   41.1%

         J. Douglas Ramsey . . . . . . . . .                   0                        --

         T. Boone Pickens  . . . . . . . . .              15,000                       1.5%

         Stephen F. Smith  . . . . . . . . .                   0                        --

         Earl E. Ellis . . . . . . . . . . .             100,000                       9.9%

         J. Michael Muckleroy  . . . . . . .                   0                        --

         All directors and executive officers

         as a group (6 persons)  . . . . . .             522,035                      52.0%


         FIVE PERCENT SHAREHOLDERS
         -------------------------
         Douglas H. Miller
         5735 Pineland Drive
         Suite 235
         Dallas, Texas 75231 . . . . . . . .             413,423(3)                   41.1%

         Earl E. Ellis
         Benjamin Jacobson & Sons
         40 Wall Street
         New York, New York 10005  . . . . .             100,000                       9.9%

         T.W. Eubank
         5735 Pineland Drive
         Suite 235
         Dallas, Texas 75231 . . . . . . . .             100,000                       9.9%

----------------------------------

         (1) Includes 4,612 shares held by Sunsuzli, Ltd., a limited partnership, of which Mr. Fitzgerald is the general partner.
         (2)     Less than 1%.
         (3) Does not include 2,000 shares owned by The Miller Children's Trust of which Mr. Miller is neither the trustee nor the beneficiary.

                       AMENDMENT TO EFFECT REVERSE SPLIT

         The Board of Directors has adopted, and proposes that the shareholders of the Company approve the amendment to the Articles of Incorporation, which would effect a one for two reverse split of the outstanding shares of Common Stock, increase the par value from $.01 to $.02 per share, but maintain the authorized number of shares of Common Stock at 25,000,000 authorized shares (which has the effect of doubling the authorized number of shares of Common Stock) (collectively, the "Reverse Split"). The authorized number of shares (10,000,000) and par value ($.01) of the Company's Preferred Stock would remain unchanged.

         The Board of Directors proposes the Reverse Split for shareholder approval primarily to facilitate the listing of the Common Stock on the National Association of Securities Dealers Automated Quotation System National Market System (the "Nasdaq Stock Market"). One of the criteria for listing on the Nasdaq Stock Market is that an applicant's common share trading price must have traded at $5.00 per share at the time of listing. The Company believes the completion of the Reverse Split will cause the trading price of the Common Stock to increase proportionately and thereby permit the Company to meet the minimum trading price listing requirement of the Nasdaq Stock Market. There can be no assurance, however, that the Reverse Split will result in any change in the price of the Company's Common Stock or that, if the price of the Company's Common Stock does increase as a result of the Reverse Split, such increase will be sufficient to allow the Company to comply with the listing requirements of the Nasdaq Stock Market. The Company does not currently meet certain of the other quantitative listing requirements of the Nasdaq Stock Market. The Company intends to take such actions as will be necessary to meet all of the listing requirements. The Company intends to apply for listing of the Common Stock on the Nasdaq Stock Market as soon as it believes it meets or will be able to meet all of the listing criteria of the Nasdaq Stock Market. However, there can be no assurance that the Company's application will be approved by the Nasdaq Stock Market.

         At the present time, the Common Stock has no established market, although periodic quotations for the Common Stock have been published on the OTC Bulletin Board. The table below summarizes the high and low closing sales prices based on actual trades on the OTC Bulletin Board by fiscal quarter since January 1, 1996.

                                                                                HIGH         LOW
                                                                              -------------------
         Calendar 1998
            First Quarter (through March ___, 1998)

         Calendar 1997
            Fourth Quarter                                                    $3.13       $2.75
            Third Quarter                                                      2.88        2.75
            Second Quarter                                                     2.88        2.75
            First Quarter                                                      3.50        2.75

         Calendar 1996
            Fourth Quarter                                                    $2.75       $2.75
            Third Quarter                                                      2.75        2.00
            Second Quarter                                                     2.50        1.56
            First Quarter                                                      2.50        1.56


         The Company also believes that by increasing the trading price of the Common Stock and ultimately listing on the Nasdaq Stock Market, the Company can attract greater institutional investor interest in the Company and influence more analysts from investment banking firms and brokerage houses to follow the Company. The Company believes that being traded on the Nasdaq Stock Market will raise the Company's profile in the brokerage community and attract additional brokerage firms to become market makers in the Common Stock, enhancing the liquidity of the Common Stock.

         In addition, having a minimum bid price of $5.00 per share is one of the requirements for inclusion on the Federal Reserve Board's list of marginable OTC stocks. Currently, the Company's Common Stock is not eligible to be purchased on margin.

         The Board of Directors believes that the total number of shares currently outstanding is disproportionately large relative to the Company's present market capitalization. Moreover, when such a large number of shares is outstanding, earnings per share is only affected by a significant change in net earnings. If a smaller number of shares were outstanding, management would be more likely to see its revenue efforts and cost savings reflected in the Company's earnings per share.

         The Board of Directors believes that the Reverse Split may result in a broader market for the Common Stock than currently exists due to the increase of the per share price. The Board of Directors believes that the present level of per share market prices of the Common Stock impairs the acceptability of the stock by portions of the financial community and the investing public. Theoretically, the price per share of stock should not, of itself, affected the marketability of the stock, the type of investor who acquires the stock or a company's reputation in the financial community. However, in practice, the price per share does affect the stock because many investors look upon low priced stock as unduly speculative in nature, and, as a matter of policy, avoid investment in such stocks. The increased price per share may encourage interest and trading in the Company's Common Stock and possibly promote greater liquidity for the Company's shareholders, although such liquidity could be adversely affected by the reduced number of shares outstanding after the Reverse Split. Nonetheless, there is no assurance that these effects will occur or that the per share price level of the Common Stock immediately after the proposed Reverse Split will be maintained for any period of time.

         In addition, the Board of Directors believes that the Reverse Split may improve the liquidity of the Company's Common Stock in another manner. Frequently, brokers charge trading commissions based upon the number of shares purchased. As a result, this trading commission per share is relatively higher as a percentage of the value of the shares of the Company's Common Stock purchased. The Board of Directors and management believe that the relatively high trading cost of the Company's Common Stock may adversely impact the liquidity of the Company's Common Stock by making it a less attractive investment than the stock of other companies in the Company's industry. If the Reverse Split is effected and the price of the Company's Common Stock rises correspondingly, the trading costs for the Company's Common Stock would decrease.

         As a part of the Reverse Split, the Company's Board of Directors proposes to effectively increase the number of authorized shares of Common Stock by maintaining the authorized number at 25,000,000 shares. The Board of Directors believes that the Reverse Split will provide greater flexibility to the Board of Directors to issue additional equity securities, for example to raise additional capital or to facilitate possible future acquisitions. The Preferred Stock would not be affected by the Reverse Split. The Company has not issued any shares of Preferred Stock to date. The Board of Directors believes the proposed amounts of Common Stock and Preferred Stock authorized for issuance are adequate to meet the Company's needs in the foreseeable future. If the Reverse Split is approved, no shareholder approval will be solicited for the issuance of all or any portion of the additional shares of Common Stock and Preferred Stock unless required by law or any rules or regulations to which the Company is subject.

         The Company acknowledges that a one for five reverse stock split was approved by the shareholders and consummated by the Company in July 1996 for many of the same reasons as set forth above. The Company was not successful in achieving the goals of its 1996 one for five reverse stock split. There is no assurance that the Reverse Split will enable the Company to achieve its goals without concurrent growth in the Company's asset, revenue and income base.

         The proposed Reverse Split will not affect any shareholder's proportionate equity interest in the Company, except for those shareholders who would receive cash in lieu of fractional shares. Holders of Common Stock will continue to be entitled to receive such dividends as may be declared by the Board of Directors. To date, no dividends on the Common Stock have been paid by the Company. Outstanding warrants and stock options under the Company's stock plan will be adjusted to reflect the ratio of the Reverse Split if such transaction is effected. The Company's reporting obligations under the Securities Exchange Act of 1934 (the "1934 Act") will not be affected by the Reverse Split.

         EFFECT ON CAPITAL STOCK. The Company's Articles of Incorporation currently authorize the issuance of 25,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock. At the Record Date, the Company had outstanding __________ shares of Common Stock, leaving a total of _________ authorized, unissued, unreserved shares of Common Stock available for future issuances. Following the Reverse Split and approval of the 1998 Stock Option Plan, approximately __________ shares of Common Stock will be issued and outstanding, and 1,000,000 shares will be reserved for issuance under the 1998 Stock Option Plan, leaving approximately __________ authorized but unissued and unreserved shares of Common Stock available for issuance. There were no shares of Preferred Stock issued or reserved for issuance on the Record Date.
The Preferred Stock will be unaffected by the Reverse Split. The par value of the Common Stock would also automatically double from $0.01 per share to $0.02 per share. There would be no increase or decrease in the Company's "stated capital" account (outstanding shares multiplied by par value) or "surplus" account (excess of the net assets of the Company over the Company's stated capital). Other than noting the change in par value and outstanding shares of Common Stock, no adjustment will be required in the Company's financial statements as a result of the Reverse Split.

         If the amendment is approved by the shareholders, the Company will file Articles of Amendment (the "Articles") to its Articles of Incorporation with the Secretary of State of the State of Texas promptly following the conclusion of the meeting. The proposed amendment would become effective on the date of such filing (the "Effective Date"). On the Effective Date, without further action of the Company or its shareholders, (i) every two shares of Common Stock outstanding will automatically be reverse split into one share outstanding, (ii) the number of shares of authorized Common Stock will remain fixed at 25,000,000 and (iii) the par value of the Common Stock will double from $.01 per share to $.02 per share. Based on information as of the Record Date, the Company anticipates that the number of outstanding shares of Common Stock, after giving effect to the Reverse Split, will be approximately _______ shares. Upon filing the Articles, the Company will notify the shareholders that the Reverse Split has been effected.

         EXCHANGE OF CERTIFICATES; NO FRACTIONAL SHARES. To effect the Reverse Split, the Company will issue one share of Common Stock in exchange for each two shares of Common Stock presently outstanding upon surrender of an existing certificate evidencing outstanding shares of Common Stock.

         NO FRACTIONAL SHARES OF COMMON STOCK WILL BE ISSUED IN CONNECTION WITH THE PROPOSED REVERSE STOCK SPLIT. ASSUMING THE APPROVAL OF THE REVERSE SPLIT, A SHAREHOLDER WHO WOULD OTHERWISE BE ENTITLED TO RECEIVE A FRACTIONAL SHARE OF COMMON STOCK WILL RECEIVE, IN LIEU THEREOF, CASH IN A PROPORTIONAL AMOUNT EQUAL TO $_____ PER FULL SHARE, BEING THE CLOSING PRICE OF THE COMMON STOCK ON THE OTC BULLETIN BOARD ON THE DATE OF THIS PROXY STATEMENT.

         The Company will appoint Signature Stock Transfer, Inc. as exchange agent ("Exchange Agent") in connection with the Reverse Split. As soon as practicable after the Effective Date, the holders of the Common Stock will be notified and requested to surrender to the Exchange Agent any certificate(s) representing outstanding shares of Common Stock in exchange for certificate(s) representing the reduced number of shares of Common Stock that will result from the Reverse Split, together with cash in lieu of any fractional share. On the Effective Date, each certificate representing shares of Common Stock will be deemed for all purposes to represent the reduced number of shares of Common Stock that will result from the Reverse Split, whether or not the certificates representing the outstanding Common Stock are surrendered for exchange. The Company will deposit with the Exchange Agent, as soon as practicable after the Effective Date, cash in an amount equal to the value of the estimated aggregate number of fractional shares that will result from the Reverse Split. Any portion of the cash deposited with the Exchange Agent to pay for fractional shares that is held by the Exchange Agent six months after the Effective Date will be returned to the Company, on demand. Thereafter, holders of post-split shares eligible for this cash settlement would be paid directly by the Company. Based on the aggregate number of shares owned by record holders as of the Record Date, the Company estimates that payments for fractional shares resulting from the Reverse Split will aggregate approximately $________. The Company intends to use existing cash for such purpose. The Company currently has ___ shareholders of record, and following the Reverse Split, the Company does not anticipate that this number will change materially.

         NO DISSENTER'S RIGHTS. The Texas Business Corporation Act does not vest shareholders of a Texas corporation with dissenter's rights with respect to the Reverse Split.

         RESALES OF RESTRICTED SECURITIES. The proposed amendment will not affect the transferability of shares of Common Stock or any present restriction on the sale thereof. Therefore, for purposes of determining the relevant holding period as prescribed by Rule 144 under the Securities Act of 1933, as amended, the shares of Common Stock to be issued to each shareholder after the Effective Date will be deemed to have been acquired on the date on which the shareholder acquired the shares of Common Stock held immediately prior to the Effective Date.

         FEDERAL INCOME TAX CONSEQUENCES. A summary of the federal income tax consequences of the Reverse Split is set forth below. The discussion is based on the present federal income tax law. The discussion is not, and should not be relied on as, a comprehensive analysis of the tax issues arising from or relating to the proposed amendment. Accordingly, shareholders are urged to consult their personal tax advisors for an analysis of the effect of the Reverse Split on their respective tax situations, including consequences under applicable state tax laws.

         The Reverse Split will be deemed to be a tax-free recapitalization to the Company and its shareholders to the extent that outstanding shares of Common Stock are exchanged for a reduced number of shares of Common Stock. Therefore, neither the Company nor its shareholders will recognize any gain or loss for federal income tax purposes as a result thereof. However, if a shareholder receives cash in lieu of any fractional share interest in the Common Stock, such shareholder will be treated as having received the cash in redemption of his or her fractional share interest. Depending on the shareholder's retained stock interest, such cash redemption will be treated as either (i) a dividend to the extent of the Company's current and accumulated earnings and profit with any excess first applied against the shareholder's adjusted tax basis allocable to the fractional share interest ("Basis") and the remainder treated as gain from the sale or exchange of the fractional shares or
(ii) gain or loss from the sale or exchange of the fractional shares in an amount equal to the difference, if any, between the cash received and the shareholder's Basis.

         The shares of Common Stock to be issued to each shareholder will have an aggregate basis, for computing gain or loss, equal to the aggregate basis of the shares of Common Stock held by such shareholder immediately prior to the Effective Date, less any basis allocable to the fractional shares redeemed (if any) to the extent such redemption is treated as a sale or exchange under the preceding paragraph. A shareholder's holding period for the shares of Common Stock to be issued will include the holding period for shares of Common Stock exchanged therefor, provided, that such outstanding shares of Common Stock were held by the shareholder as capital assets on the Effective Date.

AMENDMENT

         If the Reverse Split is approved, the Articles of Incorporation will be amended by deleting paragraphs A and B of Article Three, section 4 in their entirety and inserting in their place the following:

                          "4.A.   The total number of shares of all classes of
         stock which the Corporation shall have the authority to issue is Thirty Five Million (35,000,000) shares of which Twenty Five Million (25,000,000) shares, par value of $.02 per share, shall be Common Stock (hereinafter called "Common Stock") and Ten Million (10,000,000) shares, par value of $.01 per share, shall be Preferred Stock (hereinafter called "Preferred Stock").

                          B. Each two shares of Common Stock, par value $0.01 per share, issued and outstanding at the close of business on the date of the filing of the Amendment to the Articles which incorporates this provision is hereby automatically and without further action reclassified, converted and combined into one fully paid and nonassessable share of Common Stock, par value $0.02 per share; provided, however, that no fractional shares of Common Stock shall be issued as a result of the reclassification, conversion and combination. The Corporation shall issue to each shareholder of the Corporation otherwise entitled to receive a fractional share of Common Stock, cash in an amount equal to the product obtained by multiplying the fraction by $_______, in lieu of a fractional share of Common Stock."

APPROVAL

         The affirmative vote of the holders of two-thirds ( 2/3) of the outstanding shares of Common Stock outstanding and entitled to vote on the Record Date is required to approve the Reverse Split.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO EFFECT THE REVERSE SPLIT.

                   AMENDMENT TO THE ARTICLES OF INCORPORATION
                       TO ALLOW THE BOARD OF DIRECTORS TO
                   FIX AND DETERMINE THE NUMBER OF DIRECTORS

         The Board of Directors has adopted, and proposes that the shareholders of the Company approve, an amendment (the "Board Size Amendment") to the Articles of Incorporation which would allow the number of directors to be fixed and determined by a resolution adopted by the Board of Directors from time to time. The current Articles of Incorporation fix the number of directors at five and the current Restated Bylaws of the Company effective September 11, 1996 (the "Bylaws") provide that the "number of directors which shall constitute the whole board shall from time to time be fixed and determined by resolution adopted by the Board of Directors. The number to be elected at any meeting of the shareholders shall be set forth in the notice of any meeting of shareholders held for such purpose." Currently, an inconsistency exists between the Bylaws and the Articles of Incorporation. In order to give the Company more flexibility with respect to adjusting the size of its Board of Directors, the Board of Directors has proposed the Board Size Amendment to the Articles of Incorporation to allow for the Board of Directors to establish by resolution of the Board of Directors from time to time, the size of the Board of Directors. The Board of Directors has amended the Bylaws to reflect this change. Further, the Board of Directors has adopted a resolution, subject to shareholder approval of the Board Size Amendment, increasing the size of the Board of Directors from five (5) members to seven (7) members.

         The effect of approving the Board Size Amendment would be to allow the Board of Directors to expand or contract the number of directors without any shareholder approval. However, statutory limits exist on the Board of Directors' ability to expand and contract the number of directors. Pursuant to
Article 2.34 of the Texas Business Corporation Act (the "TBCA"), a directorship to be filled by reason of an increase in the number of directors may be filled by the Board of Directors for a term of office continuing only until the next election of one or more directors by the shareholders; provided that the Board of Directors may not fill more than two such directorships during the period between any two such successive annual meetings of shareholders. Additionally, pursuant to TBCA Article 2.32, no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. If approved, the shareholders will vote at this Annual Meeting on seven (7) nominees for the Board of Directors.

AMENDMENT

         If the Board Size Amendment is approved, the Articles of Incorporation will be amended by amending Article Three, Section 8 to read in its entirety as follows:

                          "8.     The number of directors constituting the
                 Board of Directors of the corporation shall be determined from time to time by resolution of the Board of Directors."

APPROVAL

         The affirmative vote of the holders of two-thirds (2/3) of the shares of Common Stock outstanding and entitled to vote on the Record Date is required to approve the Board Size Amendment.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE BOARD SIZE AMENDMENT TO ALLOW THE NUMBER OF DIRECTORS TO BE FIXED AND DETERMINED BY A RESOLUTION ADOPTED BY THE BOARD OF DIRECTORS.

                             ELECTION OF DIRECTORS

GENERAL

         If the Shareholders approve the Board Size Amendment to permit the Board of Directors to fix the number of directors by resolution, then seven directors are to be elected at the Annual Meeting (which number shall constitute the entire Board of Directors of the Company). Unless otherwise instructed, the proxy holders intend to vote the proxies received by them FOR the seven nominees named below:

                               DOUGLAS H. MILLER
                                  T.W. EUBANK
                               J. DOUGLAS RAMSEY
                                T. BOONE PICKENS
                                STEPHEN F. SMITH
                                 EARL E. ELLIS
                              J. MICHAEL MUCKLEROY

         Douglas H. Miller ("Mr. Miller") and T.W. Eubank ("Mr. Eubank") are currently members of the Board of Directors; however none of the nominees were previously elected directors by the shareholders. David N. Fitzgerald and Charles W. Gleeson ("Mr. Gleeson") will no longer be directors of the Company as their terms of office expire on the date of the Annual Meeting.

         Each nominee has consented to being named in this Proxy Statement and to serve if elected. If any nominee becomes unavailable for any reason or if a vacancy should occur before the election, the shares represented by the proxies will be voted for such person or persons, if any, as may be designated by the Board of Directors. However, management of the Company has no reason to believe that any nominee will be unavailable or that any vacancy on the Board of Directors will occur. The seven nominees will serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified.

DIRECTORS AND NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

         Set forth below is a description of the backgrounds of each of the directors and nominees for directors of the Company.

         Douglas H. Miller, 50, was elected Chairman and Chief Executive Officer of the Company in December 1997. Mr. Miller was Chairman of the Board and Chief Executive Officer of Coda Energy, Inc. ("Coda") from October 1989 until November 1997 and served as a director of Coda from 1987 until November 1997. Mr. Miller also served as president of a securities broker-dealer which Mr. Miller sold in 1993.

         T.W. Eubank, 55, was elected President, Chief Financial Officer (he resigned as Chief Financial Officer on December 31, 1997), treasurer and a director of the Company in December 1997. Mr. Eubank was a consultant to various private companies from February 1996 to December 1997. Mr. Eubank was elected President and Chief Operating Officer of Coda in March 1985, Chief Executive Officer in July 1987 (and resigned as Chief Operating Officer at the same time) and Chief Financial Officer in September 1989. He became Chief Operating Officer of Coda in October 1989 and resigned from his position as Chief Executive Officer at the same time. In October 1993, he resigned from his position as Chief Financial Officer. Mr. Eubank served as President of Coda until February 1996. He was a director of

Coda from 1981 until February 1996 and served as Vice President and Chief Financial Officer of Coda from 1981 to March 1985.

         J. Douglas Ramsey, 37, was elected Vice President and Chief Financial Officer of the Company on December 31, 1997. Dr. Ramsey most recently was Financial Planning Manager of Coda and has worked in various capacities for Coda from 1992 until 1997. Dr. Ramsey served as Chief Executive Officer of an auto parts distributor from May 1994 to February 1996. Currently, Dr. Ramsey teaches finance at Southern Methodist University. He has taught as an adjunct professor at various universities over the past 14 years.

         T. Boone Pickens, 69, the founder of Mesa, Inc. ("Mesa"), an independent oil and natural gas exploration and production company, is a graduate of Oklahoma State University with a B.S. in geology and served as a director of Mesa from its inception until September 1996. From January 1992 to August 1996, he served as Chairman of the Board of Directors and Chief Executive Officer of Mesa. From October 1985 to December 1991, Mr. Pickens served as General Partner of Mesa, L.P., predecessor of Mesa, Inc., and as director of Pickens Operating Co. (the corporate general partner of Mesa, L.P.). From 1964 to January 1987, Mr. Pickens served as Chairman of the Board and President of Mesa, Inc. in its original corporate form. Mr. Pickens is currently the Chairman of the Board of BP Capital LLC and Pickens Fuel Corp.

         Stephen F. Smith, 56, was a co-founder in 1996 of Energy Consolidation, Inc., a company engaged in the acquisition of oil and natural gas service companies, and has served as its President since inception. He is also a principal shareholder of the Abbey Group, a consolidator of event production and party equipment rental companies. From 1980 to 1996, Mr. Smith was a co-founder, Executive Vice President and Chief Operating Officer of Sandefer Oil & Gas, Inc., an independent oil and gas exploration and production company. Prior to 1980, Mr. Smith was an Audit Partner with Arthur Andersen LLP.

         Earl E. Ellis, 55, served as a director of Coda from 1992 until 1996. Currently Mr. Ellis serves as a managing partner of the firm of Benjamin Jacobson and Sons, specialists on the New York Stock Exchange. He has been associated with Benjamin Jacobson and Sons since 1977.

         J. Michael Muckleroy, 67, is currently an independent oil and gas producer and acts as manager of his family's stock portfolios. Mr. Muckleroy served as President of Houston Natural Gas Liquids from 1984 until the end of 1985. From 1985 until his retirement in 1993, Mr. Muckleroy served as Chairman and Chief Executive Officer of Enron Liquid Fuels. During his tenure at Enron Liquid Fuels he assisted in taking four of its subsidiaries public.

APPROVAL

         The affirmative vote of the holders of a plurality of the outstanding shares of Common Stock on the Record Date is required to elect each of the seven (7) directors.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR NAMED ABOVE.

                  PROPOSAL TO APPROVE THE EXCO RESOURCES, INC.
                             1998 STOCK OPTION PLAN

GENERAL

         The Board of Directors adopted, subject to shareholder approval, the 1998 Stock Option Plan effective as of _______________, 1998. Under the 1998 Stock Option Plan, any employees (including an employee who is also a director or an officer), consultants or directors may receive incentive compensation based on criteria established by the Board of Directors.

         The 1998 Stock Option Plan is being submitted for shareholder approval at the Annual Meeting for three reasons. First, under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), Shareholder approval is necessary in order for performance payments under the 1998 Stock Option Plan to certain executive officers to be deductible by the Company for federal income tax purposes. Section 162(m) imposes a $1,000,000 limit on the deductibility of compensation paid to certain executive officers. Shareholder approval of the 1998 Stock Option Plan will enable awards made under the 1998 Stock Option Plan to be excluded in calculating the $1,000,000 limit. Second, shareholder approval of the 1998 Stock Option Plan is required to permit certain transactions under the 1998 Stock Option Plan to be exempt from the Securities and Exchange Commission regulations on short-swing trading under Section 16 of the 1934 Act. Third, shareholder approval of the 1998 Stock Option Plan is required to award incentive stock options under the requirements of Section 422 of the Code.

         The provisions of the 1998 Stock Option Plan are summarized below. All such statements are qualified in their entirety by reference to the full text of the 1998 Stock Option Plan, which is attached hereto as Appendix A.

         The 1998 Stock Option Plan will terminate on __________, 2008. The Board of Directors may amend or discontinue the 1998 Stock Option Plan without the approval of the shareholders, subject to certain limitations. See "Amendment of the 1998 Stock Option Plan" below.

         Nothing in the 1998 Stock Option Plan or in any award granted pursuant to the 1998 Stock Option Plan confers upon any participant any right to continue in the employ of or rendering services to the Company or to interfere in any way with the right of the Company to terminate the employment or services of any person at any time.

         The proceeds from the sale of Common Stock pursuant to the exercise of or payment for awards under the 1998 Stock Option Plan will be added to the general funds of the Company and used for general corporate purposes. The holder of an award granted pursuant to the 1998 Stock Option Plan does not have any of the rights or privileges of a shareholder, except with respect to shares that have been actually issued.

PURPOSE AND ELIGIBILITY

         The purposes of the 1998 Stock Option Plan are to attract and retain key employees, consultants or directors and to encourage performance by providing such persons with a proprietary interest in the Company through the granting of incentive stock options and non-qualified stock options. The 1998 Stock Option Plan is designed to help achieve those purposes through the use of compensation strategies that will attract and retain those employees and directors who are important to the long-term success of the Company.

         Any employee or non-employee consultant or director of the Company or its subsidiary corporations or partnerships (including officers or directors who are employees) is eligible to receive awards under the 1998 Stock Option Plan at the discretion of the Compensation Committee. See "Administration of the 1998 Stock Option Plan" below.

         The Company had approximately ____ employees at the date of this Proxy Statement, all of whom are eligible to participate in the 1998 Stock Option Plan.

         Immediately following the Annual Meeting and assuming approval of the Reverse Split, it is anticipated that the Board of Directors and the Compensation Committee will meet to approve the grant of options to purchase 50,000 shares of Common Stock to each of the directors elected at the Annual Meeting (for a total of 350,000 shares). In addition, it is anticipated Richard E. Miller will be granted an option to purchase 50,000 shares of Common Stock.

ADMINISTRATION OF THE 1998 STOCK OPTION PLAN

         The 1998 Stock Option Plan is administered by the Compensation Committee appointed by the Company's Board of Directors. Membership on the Compensation Committee shall be limited to those members of the Board of Directors who are outside Directors under Section 162(m) of the Code. Members of the Compensation Committee serve at the will of the Board of Directors and may be removed, with or without cause, from the Compensation Committee at any time at the Board of Directors' discretion.

         The Compensation Committee has full discretion to grant awards under the 1998 Stock Option Plan, to interpret the 1998 Stock Option Plan, to make such rules as it deems advisable in the administration of the 1998 Stock Option Plan and to take all other actions advisable to administer the 1998 Stock Option Plan. The Compensation Committee shall determine the eligible persons to whom awards will be granted and will set forth the terms of the awards in award agreements, so long as those terms are not inconsistent with the 1998 Stock Option Plan.

AWARDS

         The Compensation Committee may grant or award incentive stock options or non-qualified stock options. Stock options which are intended to qualify for special tax treatment under particular provisions of the Code, are considered "Incentive Stock Options," and options which are not intended to so qualify are considered "Non-qualified Stock Options." See "Certain Federal Income Tax Aspects" below.

         The maximum number of shares of Common Stock presently authorized for issuance under the 1998 Stock Option Plan is 2,000,000, subject to adjustment for stock splits, including the Reverse Split if it is approved at this Annual Meeting, and similar events. If the Reverse Split is approved by shareholders, a total of 1,000,000 shares of Common Stock would be authorized for issuance under the 1998 Stock Option Plan. Shares to be issued may be made available from either authorized but unissued Common Stock or Common Stock held by the Company in its treasury. Shares of Common Stock previously subject to awards that are expired, terminated, forfeited, settled in cash in lieu of Common Stock or exchanged for awards that do not involve Common Stock are available for further grants of awards under the 1998 Stock Option Plan.

AWARD AGREEMENTS

         Each award granted under the 1998 Stock Option Plan is required to be evidenced by an award agreement, which designates the type of award being granted and sets forth the number of shares subject to the option, the option price (if applicable), the maximum term of the award, any rules related to forfeiture, the vesting or restriction schedule or criteria (if applicable), the date of grant, and any other terms, provisions, limitations and performance requirements of the award.

         The exercise period for an award may not extend longer than ten years from the date the award is granted and, in the case of incentive stock options, is limited to five years from the date of grant for certain employees owning more than 10% of the outstanding shares of Common Stock.

EXERCISE OF AWARDS

         The exercise price for a Stock Option for any share of Common Stock which may be purchased under a Stock Option will be at least 100% (or at least 110% in the case of incentive stock options granted to certain employees owning more than 10% of the outstanding shares of Common Stock) of the fair market value of the Common Stock on the date of grant.

         Subject to the award agreement, on the date that the participant desires to exercise a stock option (the "Exercise Date"), the participant must pay the total exercise price by (a) cash, check, bank draft, or money order payable to the order of the Company, (b) Common Stock owned by the Participant on the Exercise Date, valued at its fair market value on the Exercise Date, and/or (c) by delivery (including by FAX) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions from the Participant to a broker or dealer, reasonably acceptable to the Company, to sell certain of the shares of Common Stock purchased upon exercise of the Stock Option or to pledge such shares as collateral for a loan and promptly deliver to the Company the amount of sale or loan proceeds necessary to pay such purchase price. If the participant fails to pay the exercise price on the Exercise Date or fails to accept delivery of the Common Stock to be issued upon exercise, the participant's option may be terminated by the Company.

RESTRICTIONS

         Under the 1998 Stock Option Plan, the Compensation Committee determines the vesting schedule, restrictions or conditions, if any, applicable to any award granted. Once vested, awards may be exercised at any time during the award period. The Compensation Committee may, in its discretion and in accordance with the terms of the 1998 Stock Option Plan, accelerate any vesting schedule or otherwise remove any restrictions or conditions applicable to an award.

         The grant of Incentive Stock Options to each participant is subject to
a $100,000 calendar year limit.   This limitation prohibits the grant of an
Incentive Stock Option that would entitle the recipient to purchase, thereunder and together with other incentive options, securities worth more than $100,000 (based upon the aggregate fair market value of the securities underlying such options on the date of grant) in the year in which such options first become exercisable. See "Certain Federal Income Tax Aspects" for additional limitations on incentive stock options.

         A participant who is an insider cannot exercise a stock option until at least six months have expired from the date of grant of the award. Incentive Stock Options and other awards that have not yet vested or are subject to forfeiture are not transferable or assignable other than by will or by the laws of descent and distribution or pursuant to the terms of a qualified domestic relations order as defined in the

Code. Unless the Compensation Committee provides otherwise, all or a portion of a Non-qualified Stock Option to be granted to a participant may be transferred by such participant to (i) the spouse, children or grandchildren of the participant, (ii) a trust or trusts for the exclusive benefit of one or more Immediate Family Members, or (iii) a partnership in which one or more Immediate Family Members are the only partners, (iv) an entity exempt from federal income tax pursuant to Section 501(c)(3) of the Code or any successor provision, or (v) a split interest trust or pooled income fund described in
Section 2522(c)(2) of the Code or any successor provision, provided that (x) there shall be no consideration for any such transfer, and (y) subsequent transfers of previously transferred Non-qualified Stock Options shall be prohibited except those by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended.

         The Company is not required to sell or issue shares of Common Stock under any award if the issuance of Common Stock would violate any provisions of any law or regulation of any governmental authority or any national securities exchange or other forum on which shares of Common Stock are traded (including
Section 16 of the 1934 Act). As a condition of any sale or issuance of shares of Common Stock under an award, the Compensation Committee may require such agreements or undertakings, if any, as it may deem necessary or advisable to ensure compliance with any such law or regulation.

TERMINATION AND FORFEITURE

         In the event of termination of service of a participant, an option may only be exercised as determined by the Compensation Committee and provided in the award agreement.

ADJUSTMENTS

         The 1998 Stock Option Plan provides that the maximum number of shares issuable under the 1998 Stock Option Plan as a whole and to each participant individually, the number of shares issuable upon exercise of outstanding stock options and the exercise prices of such awards are subject to such adjustments as are appropriate to reflect any stock dividend, stock split, share combination, exchange of shares, recapitalization or increase or decrease in shares of Common Stock without receipt of consideration of or by the Company.

         If the Company merges or consolidates, transfers all or substantially all of its assets to another entity or dissolves or liquidates, then under certain circumstances a holder of an award will be entitled to purchase the equivalent number of shares of stock, other securities, cash or property that the award holder would have been entitled to receive had he or she exercised his or her award immediately prior to such event. Notwithstanding these adjustment provisions, all awards granted under the 1998 Stock Option Plan may be canceled by the Company upon a merger or consolidation of the Company in which the Company is not the surviving or resulting corporation, or the reorganization, dissolution or liquidation of the Company, subject to each participant's right to exercise his or her award as to the shares of Common Stock covered by that award for a period of 30 days immediately preceding the effective date of such event.

         The 1998 Stock Option Plan provides that in the event of a "Change of Control" of the Company, all unmatured installments of awards will become fully accelerated and exercisable in full. "Change of Control" is defined as the occurrence of the following events: (i) a consolidation or merger in which the Company does not survive or in which shares of Common Stock would be converted into cash, securities or other property, unless the Company's Shareholders retain the same proportionate Common Stock ownership in the surviving company after the merger, (ii) a sale, lease, exchange or other transfer of all or substantially all of the Company's assets, (iii) the approval by the Company's Shareholders of a plan to dissolve or liquidate the Company, (iv) the termination of control of the Company by directors in office as of March ___, 1998 and their successors approved in accordance with the terms of the 1998 Stock Option Plan, by virtue of their ceasing to constitute a majority of the entire Board of Directors, (v) the acquisition of beneficial ownership of 20% of the voting power of the Company's outstanding voting securities by any person or group who beneficially owned less than 15% of such voting power on the date of the 1998 Stock Option Plan or the acquisition of beneficial ownership of an additional 5% of the voting power of the Company's outstanding voting securities by any person or group who beneficially owned at least 5% of such voting power on the date of the 1998 Stock Option Plan in each case subject to certain exceptions or (vi) the appointment of a trustee in a bankruptcy proceeding involving the Company.

         If the Company makes a partial distribution of its assets in the nature of a partial liquidation (except for certain cash dividends) then the prices then in effect with respect to each outstanding award will be reduced in proportion to the percentage reduction in the tangible book value of the shares of the Company's Common Stock as a result of such distribution.

         Stock options may also be granted under the 1998 Stock Option Plan in substitution for stock options held by employees of a corporation who become management employees of the Company or a subsidiary as a result of a merger, consolidation or stock acquisition.

AMENDMENT OF THE 1998 STOCK OPTION PLAN

         The 1998 Stock Option Plan provides that the Board of Directors may from time to time discontinue or amend the 1998 Stock Option Plan without the consent of the Shareholders unless such discontinuance or amendment (i) materially increases the benefits accruing to participants under the 1998 Stock Option Plan, (ii) materially increases the number of securities that may be issued under the 1998 Stock Option Plan or (iii) materially modifies the requirements as to eligibility for participation in the 1998 Stock Option Plan. In addition, if the amendment would adversely affect an outstanding award, the consent of the participant holding that award must be obtained.

CERTAIN FEDERAL INCOME TAX ASPECTS

         WITHHOLDING. Withholding of federal taxes at applicable rates will be required in connection with any ordinary income realized by a participant by reason of the exercise of Non-qualified Stock Options granted pursuant to the 1998 Stock Option Plan. A participant must pay such taxes to the Company in cash or Common Stock prior to the receipt of any Common Stock certificate.

         NONQUALIFIED STOCK OPTIONS. The granting of a non-qualified stock option will not result in federal income tax consequences to either the Company or the optionee. Upon exercise of a non-qualified stock option, the optionee will recognize ordinary income in an amount equal to the difference between the fair market value of the shares on the date of exercise and the exercise price, and the Company will be entitled to a corresponding deduction.

         For purposes of determining gain or loss realized upon a subsequent sale or exchange of such shares, the optionee's tax basis will be the sum of the exercise price paid and the amount of ordinary income, if any, recognized by the optionee upon exercise of the option. Any gain or loss realized by an optionee on disposition of such shares generally will be a long-term capital gain or loss (if the shares are held as a capital asset for at least one year) and will not result in any tax deduction to the Company. Long-term capital gains are currently taxed at a maximum rate of 28% if the shares are held between one year and 18 months after the date of exercise and 20% if held for 18 months or longer after the date of exercise and short-term capital gains are currently taxed as ordinary income. Ordinary income is currently taxed at five rates, depending upon a taxpayer's income level: 15%, 28%, 31%, 36% and 39.6%.

         INCENTIVE STOCK OPTIONS. In general, no income will be recognized by an optionee and no deduction will be allowed to the Company at the time of the grant or exercise of an Incentive Stock Option granted under the 1998 Stock Option Plan. When the stock received on exercise of the option is sold, provided that the stock is held for more than two years from the date of grant of the option and more than one year from the date of exercise, the optionee will recognize long-term capital gain or loss equal to the difference between the amount realized and the exercise price of the option related to such stock. Long-term capital gains are currently taxed at a maximum rate of 28% if the shares are held between one year and 18 months after the date of exercise and 20% if held for 18 months or longer after the date of exercise and short-term capital gains are currently taxed as ordinary income. If these holding period requirements under the Code are not satisfied, the sale of stock received upon exercise of an incentive stock option is treated as a "disqualifying disposition," and the optionee must notify the Company in writing of the date and terms of the disqualifying disposition.

         In general, the optionee will recognize at the time of a disqualifying disposition ordinary income in an amount equal to the amount by which the lesser of (i) the fair market value of the Common Stock on the date the incentive stock option is exercised or (ii) the amount realized on such disqualifying disposition, exceeds the exercise price. The optionee will also recognize capital gain to the extent of any excess of the amount realized on such disqualifying disposition over the fair market value of the Common Stock on the date the incentive stock option is exercised (or capital loss to the extent of any excess of the exercise price over the amount realized on disposition). Any capital gain or loss recognized by the optionee will be long-term or short-term depending upon the holding period for the stock sold. Long-term capital gains are currently taxed at a maximum rate of 28% if the shares are held between one year and 18 months after the date of exercise and 20% if held for 18 months or longer after the date of exercise and short-term capital gains are currently taxed as ordinary income. Ordinary income is currently taxed at five rates, depending upon a taxpayer's income level: 15%, 28%, 31%, 36% and 39.6%. The Company may claim a deduction at the time of the disqualifying disposition equal to the amount of the ordinary income the optionee recognizes.

         Although an optionee will not realize ordinary income upon the exercise of an incentive stock option, the excess of the fair market value of the shares acquired at the time of exercise over the option price is included in "alternative minimum taxable income" for purposes of calculating the optionee's alternative minimum tax, if any, pursuant to Section 55 of the Code.

         OTHER TAX MATTERS. If unmatured installments of awards are accelerated as a result of a Change of Control (see "Adjustments" above), any amounts received from the exercise by a participant of a stock option may be included in determining whether or not a participant has received an "excess parachute payment under Section 280G of the Code, which could result in (i) the imposition of a 20% Federal excise tax (in addition to Federal income tax) payable by the participant on the cash resulting from such exercise and (ii) the loss by the Company of a compensation deduction.

APPROVAL

         The affirmative vote of the holders of a majority of shares of Common Stock outstanding on the Record Date is required to approve the 1998 Stock Option Plan.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE 1998 STOCK OPTION PLAN.

                    RATIFICATION OF APPOINTMENT OF AUDITORS

         The Board of Directors has appointed Ernst & Young LLP ("E&Y") as the independent auditors of the Company for the fiscal year ending December 31, 1998. Shareholders are being asked to ratify this appointment. The Company has been informed that neither E&Y nor any of its partners have any direct financial interest or any material indirect financial interest in the Company nor have had any connection during the past three years with the Company in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

         On January 14, 1998, the Company dismissed Belew Averitt, LLP ("Belew") as its certifying accountant and on January 14, 1998, the Company retained E&Y as its certifying accountant. Belew's reports on the Company's consolidated financial statements for the fiscal year ended December 31, 1996, the nine months ended December 31, 1995 and fiscal year ended March 31, 1995 did not contain an adverse opinion or disclaimer of opinion, nor were they modified as to uncertainty, audit scope or accounting principles. The decision to engage E&Y as set forth above and to dismiss Belew was approved by the Board of Directors of the Company. In connection with the audits of the financial statements of the Registrant for the fiscal year ended December 31, 1996, the nine months ended December 31, 1995 and fiscal year ended March 31, 1995, there were no disagreements with Belew on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Belew, would have caused them to make reference to the subject matter of the disagreement in connection with its report.

         Representatives of E&Y are expected to be present at the meeting with the opportunity to make a statement if they so desire and to be available to respond to appropriate questions.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT ACCOUNTANTS FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998.

               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

BOARD OF DIRECTOR MEETINGS

         During the fiscal year ended December 31, 1997, the entire Board of Directors met five times. The Board of Directors also acted two times by written consent. All directors attended at least 75% or more of the aggregate of the meetings of the Board of Directors of the Company and of the committees of the Board of Directors on which they served.

COMPENSATION COMMITTEE

         Pursuant to the Company's Bylaws, in February 1998, the Board of Directors established a standing Compensation Committee. The Compensation Committee reviews and makes recommendations regarding executive compensation and oversees the Company's incentive compensation plans as they may exist from time to time. The Compensation Committee consists of Mr. Miller and Mr. Eubank. After the Annual Meeting and the election of directors, the Company expects the Board of Directors to appoint a Compensation Committee composed of outside directors. For the fiscal year ended December 31, 1997, there was no Compensation Committee.

AUDIT COMMITTEE

         During the fiscal year ended December 31, 1997, the Company did not have an audit committee. Following the Annual Meeting, the Company intends to form an audit committee comprised of three outside directors. The functions of the audit committee would include recommending to the Board of Directors which firm of independent public accountants should be engaged by the Company to perform the annual audit, consulting with the Company's independent public accountants with regard to the audit plan, reviewing the presentation of the Company's financial statements, reviewing and considering the observations of the independent public accountants concerning internal control and accounting matters during their annual audit, approving certain other types of professional services rendered by the independent public accountants and considering the possible effects of such services on the independence of such public accountants.

NOMINATING COMMITTEE

         The Company does not have a standing nominating committee. The functions customarily attributable to a nominating committee are performed by the Board of Directors.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         For the fiscal year ended December 31, 1997, the Board of Directors performed the functions of a Compensation Committee and determined the Company's executive officer compensation. Prior to the change in management in December 1997, the relatively small size of the Company and its limited business activity obviated the need for the Company to develop a comprehensive compensation policy. The former Chief Executive Officer, Mr. Gleeson, was hired by the Company in April 1996 to assist the Company in concluding a public offering. Mr. Gleeson was compensated pursuant to an employment agreement during his tenure with the Company. The Company's employment agreement with Mr. Gleeson reflected the Company's general policy to compensate its executive officers based upon the Company's performance. The employment agreement linked any amounts to be paid to Mr. Gleeson in excess of his base salary with the Company's ability to successfully conclude acquisitions and consummate a public offering. The salaries of the other executive officers of the Company were determined based upon the level of responsibility, time with the Company, and the contribution and performance of the particular executive officer. See "Executive Compensation -- Employment Contracts and Termination of Employment; Change in Control Arrangements."

                               EXECUTIVE OFFICERS

         The following table sets forth the executive officers of the Company.

         NAME                              AGE         CURRENT POSITION
         ----                              ---         ----------------
         Douglas H. Miller  . . . . .       50         Chairman of the Board and Chief Executive Officer
         T. W. Eubank . . . . . . . .       55         President and Treasurer
         J. Douglas Ramsey  . . . . .       37         Chief Financial Officer and Vice President
         Richard E. Miller  . . . . .       43         Secretary and General Counsel

         The following is a brief description of the business backgrounds of each of the executive officers who are not also nominees for directors. For a narrative description of the business background of Messrs. Miller, Eubank and Ramsey, see "Nominees for Directors."

         Richard E. Miller, 43, became General Counsel and General Land Manager and was elected Secretary of the Company in December 1997. Richard E. Miller was a senior partner and head of the Energy Section of Gardere & Wynne, L.L.P. from December 1991 to September 1994. Richard E. Miller practiced law as a sole practitioner from September 1994 to December 1997.

                             EXECUTIVE COMPENSATION

STOCK OPTIONS GRANTED IN LAST FISCAL YEAR

         The following table shows information for the fiscal year ended December 31, 1997, respecting stock options granted to each named executive officer. On December 19, 1997, all of the options granted to the named executive officer were surrendered.

                                                  INDIVIDUAL GRANTS
                                          ----------------------------------
                                          NO. OF SECURITIES
                                              UNDERLYING            EXERCISE          % OF TOTAL
                NAME                       OPTIONS GRANTED            PRICE        OPTIONS GRANTED
         ------------------               ------------------        --------       ---------------
         Charles W. Gleeson                   125,000(1)              $2.75             50.0%

--------------------------

(1)      As noted in the Summary Compensation Table.


SUMMARY COMPENSATION TABLE

         The table below includes compensation paid by the Company for services rendered during the fiscal year ended December 31, 1997, to the named individuals. None of the other executive officers of the Company had total salary and bonus in excess of $100,000 during any such period.

                                                                                              LONG TERM
                                                                                         COMPENSATION AWARDS
                                                                                      -------------------------
                                                                         ANNUAL       SECURITIES     RESTRICTED
                  NAME AND                                            COMPENSATION    UNDERLYING       STOCK
             PRINCIPAL POSITION                    PERIOD ENDED        SALARY ($)     OPTIONS (#)    AWARDS (#)
 -----------------------------------------       -----------------   --------------   -----------    ----------
 Charles W. Gleeson,                             December 19, 1997   $140,000.00(2)   $125,000(4)        0
    President and Chief  Executive Officer (1)   December 31, 1996   $ 81,662.62(3)

 Douglas H. Miller,
    Chairman of the Board and Chief              December 31, 1997         $0              0             0
    Executive Officer(5)

--------------------------

(1) Mr. Gleeson was elected to these positions in June 1996 and resigned December 19, 1997.
(2)      Represents compensation for fiscal 1997.
(3) Mr. Gleeson went on salary with the Company on June 1, 1996. His annualized salary equivalent would have been $140,000 in 1996 if he had been paid for the full 12 months.
(4) Includes an option for 25,000 shares granted by the Board of Directors as compensation to Mr. Gleeson in his role as director. On December 19, 1997, all of Mr. Gleeson's options were surrendered.
(5)      Mr. Miller was appointed to these positions on December 19, 1997.



EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT; CHANGE IN CONTROL
ARRANGEMENTS

         In April 1996, the Company entered into an employment agreement with Mr. Gleeson to serve as President and Chief Executive Officer of the Company. The agreement provided for a three-year term, subject to extension upon mutual agreement of the parties; provided, however, the employment agreement originally provided that it would not become effective until the Company was successful in raising at least $9 million of capital in a registered public offering (the "Funding Condition"). Beginning with the 1996 Annual Meeting and during the employment term, the Company was required to cause Mr. Gleeson to be nominated for election as a director at each annual or applicable special meeting of shareholders of the Company, and the Company was required to use its best efforts, consistent with its fiduciary responsibilities to the shareholders, to cause the election of Mr. Gleeson as a director. The employment agreement was amended to provide that it was effective, but that the Board of Directors could terminate it at any time if the Company had not satisfied the Funding Condition. The employment agreement was subject to early termination as provided therein, including termination by the Company for "cause" (as defined in the employment agreement) or termination by Mr. Gleeson for "good reason upon change of control" (as defined in the employment agreement). The employment agreement provided for an annual base salary of $140,000 and such bonuses or other discretionary compensation as the Board of Directors determined. In addition, the employment agreement provided, among other things, for expense reimbursement and, as amended, the grant of stock options to purchase up to 100,000 shares of Common Stock for an exercise price of $2.75 per share. This stock option had a 10-year term and only vested upon the satisfaction of the Funding Condition or upon the sale of the Company.

         The employment agreement provided that if at any time within twelve months of a change of control, the Company terminated the employment agreement without cause or if Mr. Gleeson resigned for "good reason upon change of control," Mr. Gleeson would be entitled to, within 45 days of the severance of employment, a lump sum payment equal to his base salary for the unexpired term of his employment agreement. A "change of control" was deemed to have occurred if (i) more than 30% of the combined voting power of the Company's then outstanding securities was acquired, directly or indirectly, by any person or entity, or (ii) at any time during the 24-month period commencing after a tender offer, merger, consolidation, sale of assets or contested election, or any combination of such transactions, individuals who at the beginning of each period constituted at least a majority of the Company's Board of Directors cease to be "continuing directors" (meaning directors of the Company who either were directors prior to such transaction or subsequently became directors and whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least two-thirds of the directors then still in office who were directors prior to such transaction), (iii) the shareholders of the Company approved a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 60% of the total voting power represented by the voting securities of the Company or such surviving entity which were outstanding immediately after such merger or consolidation or (iv) the shareholders of the Company approved a plan of complete liquidation of the Company or an agreement of sale or disposition of all or substantially all of the Company's assets. Mr. Gleeson resigned in December 1997 and released the Company from any liability under his employment agreement and relinquished any and all options granted to him that remained unexercised.

THREE-YEAR SHAREHOLDER RETURN COMPARISON

         The following graph demonstrates a three-year comparison of cumulative total shareholder return, calculated on a dividend reinvestment basis and based on an initial investment of $100 in the Company's Common Stock as compared with the S&P 500 Index and the SIC Code Index for crude petroleum and natural gas stocks. The Company has not prepared a comparison for years 1992 and 1993 because the Company's Common Stock was so thinly traded as to make any comparison uninformative.


                    COMPARE 3-YEAR CUMULATIVE TOTAL RETURN
                         AMONG EXCO RESOURCES, INC.,
                       S&P 500 INDEX AND SIC CODE INDEX

                                   [GRAPH]


         EXCO RESOURCES, INC.     SIC CODE INDEX     S&P 500 INDEX
                 100.00                100.00            100.00
                  83.36                109.98            137.58
                 146.67                146.24            169.17
                 166.67                148.22            225.61



DIRECTOR COMPENSATION AND CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

         COMPENSATION. In respect of the fiscal year ended December 31, 1997, the Directors received no cash compensation, however, in April 1997 the Board of Directors granted options to purchase 25,000 shares of Common Stock to each of the Company's directors. Richard D. Collins, David N. Fitzgerald, Mr. Gleeson, W.R. Granberry and Glenn L. Seitz each received the options. On December 19, 1997, all of the options granted to the directors were surrendered.

         Effective February ___, 1998, the Board of Directors has adopted a policy whereby each non-employee Director will be paid an annual retainer fee of $15,000 to be paid one-half in cash and one-half in Common Stock quarterly, (the "Fee"). The Common Stock to be issued to directors will be treasury stock (previously issued shares of Common Stock repurchased by or otherwise returned to the Company and not canceled). For purposes of payment of the Fee, the Common Stock will be valued at the quarterly average price during the preceding calendar year. In addition, employee directors are eligible to receive incentive options and non-employee directors are eligible to receive Non-Qualified Options under the 1998 Stock Option Plan if the 1998 Stock Option Plan is approved by shareholders at the Annual Meeting. The Company anticipates that the Board of Directors will award options for 100,000 shares of Common Stock (prior to the Reverse Split; 50,000 post-Reverse Split) to each of the director nominees upon their election and upon shareholder approval of the 1998 Stock Option Plan at the Annual Meeting. The options will vest in segments of 25,000 shares (prior to the Reverse split; 12,500 post-Reverse split) per year over four years provided the director attends 75% of the Board of Directors meetings held for the fiscal year. Failure to attend the requisite number of meetings during a given year will cause the forfeiture of the options eligible for vesting for that year. Shares of Common Stock subject to the options shall be purchased for cash and will be subject to the provisions of the 1998 Stock Option Plan with regard to exercise, adjustment, transferability and termination.

         Directors are also reimbursed for all reasonable travel expenses incurred while attending any meeting of the Board of Directors or a committee thereof.

         MILLER SHARE PURCHASE TRANSACTION. On December 19, 1997, Mr. Miller purchased (the "Purchase") 413,423 shares of Common Stock of the Company for $3.00 per share. Upon completion of the Purchase, Mr. Miller was at that date the beneficial owner of approximately 51% of the Common Stock of the Company.

         The Purchase was effected pursuant to the terms of a Stock Option Agreement first dated December 8, 1997 among Mr. Miller, on the one hand, and Richard D. Collins, Dave Fitzgerald, Inc., David N. Fitzgerald, Francis C. Fitzgerald, W.R. Granberry, Glenn L. Seitz, Suzanne F. Bobo, J.A. Dinger, John
A. Schlensker, Donald C. Thomas, Jr. and R. Scott Collins (collectively, the "Sellers"), on the other (the "Option Agreement"). The Sellers included directors of the Company and members of the Company's management and certain affiliates.

         On December 18, 1997, Mr. Miller exercised his option to purchase the shares. On December 19, 1997, Mr. Miller executed a Stock Purchase Agreement among Mr. Miller, on the one hand, and certain Sellers, on the other (the "Purchase Agreement"). Pursuant to the terms of the Option Agreement and the Purchase Agreement, the Purchase was consummated December 19, 1997. In connection with the Purchase, Mr. Miller paid the Sellers an aggregate of approximately $1,240,269 in cash from personal funds. The consideration paid by Mr. Miller in connection with the Purchase was determined by arms' length negotiations between Mr. Miller and the Sellers.

         In addition, on December 19, 1997, the Board of Directors of the Company held a meeting at which time the resignations of various officers and directors of the Company were tendered and accepted. The Board appointed Mr. Miller as a Director and then elected him Chairman and Chief Executive Officer of the Company. The Board also appointed Mr. Eubank to the Board of Directors and elected him President, Treasurer and Chief Financial Officer of the Company. Mr. David N. Fitzgerald resigned as Chairman of the Board of the Company, Mr. Gleeson resigned as President and Chief Executive Officer of the Company, Mr. Glenn L. Seitz resigned as a Director and Treasurer of the Company, Mr. Richard D. Collins resigned as a Director and Secretary of the Company and Mr. W.R. Granberry resigned as a Director of the Company. Richard
E. Miller was elected Secretary of the Company. Messrs. Fitzgerald and Gleeson remained as Directors of the Company.

         On December 31, 1997, Mr. Eubank resigned as Chief Financial Officer and Dr. Ramsey was appointed Chief Financial Officer and Vice President of the Company.

         PRIVATE PLACEMENT. On December 31, 1997, the Company issued, in a private placement conducted pursuant to Section 4(2) of the Securities Act of 1933, 100,000 shares of Common Stock to Mr. Eubank for an aggregate purchase price of $300,000, or $3.00 per share. In addition, on that same date the Company issued, in a private placement, 100,000 shares to Mr. Ellis for an aggregate purchase price of $300,000, or $3.00 per share. The purchase price for these shares were based on the purchase price paid by Mr. Miller for his shares in the Purchase. All of the shares so issued are deemed "restricted" shares under the Federal securities laws. The $600,000 aggregate gross purchase consideration will be used as general corporate working capital by the Company.

         RICHARD D. COLLINS. The Board of Directors authorized a payment of $23,736 to Richard D. Collins, a former director of the Company, for expenses related to attempting to locate acquisition candidates for the Company and consulting services rendered during 1997 to the Company.

         MAVERICK COUNTY TEXAS ACQUISITION. Effective January 1, 1998, the Company acquired interests in 9 gross (7 net) producing gas wells, 2 gross (1.87 net) nonproducing wells, 360 gross (280 net) developed acres and 3,384 gross (2,843 net) undeveloped acres in Maverick County, Texas (the "Acquisition"). The Acquisition included a majority of the working interest and operator status for all but one of such wells. All of the wells produce from the Glen Rose formation at depths between 5,000 and 5,900 feet. The Company has identified at least two potential development well locations, one of which is expected to commence drilling in March 1998. The estimated cost to the Company for its 48% interest in such well is $200,000. Reserve estimates indicate that the pre-tax present value of the estimated future net revenues, discounted at 10% per annum, attributable to the Company's interest in the current wells and two development wells is approximately $1.8 million. All of the estimated reserves are classified as proved reserves, with 54% attributable to proved producing reserves and 46% attributable to proved nonproducing reserves. Richard E. Miller, General Counsel, General Land Manager and Secretary of the Company was one of the selling parties in the Acquisition and received the sum of $29,440 for his interest as a seller. In the sale to the Company, Richard E. Miller retained an overriding royalty interest of less than 1% in two of the producing wells purchased and a 17.5% working interest in the development well which is scheduled for drilling in March 1998. The sellers in the Acquisition, including Richard E. Miller, retained an interest in future drilling on certain of the acquired acreage, including the second of the two development wells referred to above. The retained interest of the sellers was equal to one-third of the interest they owned at the time of the sale. The reserve estimates set forth above fully reflect and do not include the interests retained by the sellers, including Richard E. Miller.

         J. MICHAEL MUCKLEROY. Mr. Muckleroy, a director nominee, owns the following working interests in the following wells operated by the Company: the Wilbanks #1 (4.18%); the McGarraugh 1-139 (2%); the Perkins #4 (6%); the Mitchell #1 (11.7%); the Mitchell #2 (18%); and the Coats #5 (11%). Mr. Muckleroy currently receives approximately $2,700 per month as a result of his working interests in wells operated by the Company.

         DAVID N. FITZGERALD. Mr. Fitzgerald, a current director, owns working interests in the following wells operated by the Company: the Perkins #4 (2%); the Mitchell #1 (2.3%); the Mitchell #2 (3%); and the Coats #5 (2%). Mr. Fitzgerald currently receives approximately $685 per month as a result of his working interests in wells operated by the Company.

         GLENN L. SEITZ. Mr. Seitz, a director of the Company until December 19, 1997, owns working interests in the following wells operated by the
Company: the Perkins #4 (.5%); the Mitchell #1 (.5%); the Mitchell #2 (.5%); and the Coats #5 (.5%). Mr. Seitz receives approximately $96 per month as a result of his working interests in wells operated by the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         To the Company's knowledge, based solely on a review of the copies of reports furnished to the Company and, in certain instances, written representations that no additional reports were required, during the fiscal year ended December 31, 1997, all of the Company's officers, directors and holders of more than 10% of its Common Stock timely filed all reports required by Section 16(a) of the 1934 Act.

                                    GENERAL

         The Annual Report to Shareholders (which includes the Company's Annual Report on Form 10-K) for the fiscal year ended December 31, 1997 is enclosed herewith. The Annual Report does not form any part of the material for the solicitation of proxies.

         Pursuant to the rules of the Securities and Exchange Commission, a proposal to be presented by a Shareholder at the Company's 1998 Annual Meeting must be received by the Company at its principal executive offices no later than ___________, 1998 to be included in the Company's Proxy Statement for that meeting.


                                 OTHER BUSINESS

         Management knows of no other matter that will come before the meeting. However, if other matters do come before the meeting, the proxy holders will vote in accordance with their best judgment.

                               By Order of the Board of Directors,



                               DOUGLAS H. MILLER
                               Chairman of the Board and Chief Executive Officer

March ___, 1998

                                   APPENDIX A

                             1998 STOCK OPTION PLAN

                              EXCO RESOURCES, INC.

                             1998 STOCK OPTION PLAN

                              EXCO RESOURCES, INC.
                             1998 STOCK OPTION PLAN

                               TABLE OF CONTENTS

                                                                                                                     Page
                                                                                                                     ----
ARTICLE 1                 PURPOSE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

ARTICLE 2                 DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         2.1              Award . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         2.2              Award Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         2.3              Award Period  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         2.4              Board . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         2.5              Change of Control . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         2.6              Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         2.7              Committee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         2.8              Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         2.9              Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         2.10             Date of Grant . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         2.11             Disability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         2.12             Employee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         2.13             Fair Market Value . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         2.14             Incentive Stock Option  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         2.15             Non-employee Director . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         2.16             Non-qualified Stock Option  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         2.17             Option Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         2.18             Participant . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         2.19             Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         2.20             Reporting Participant . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         2.21             Retirement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         2.22             Stock Option  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         2.23             Subsidiary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         2.24             Termination of Service  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

ARTICLE 3                 ADMINISTRATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

ARTICLE 4                 ELIGIBILITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

ARTICLE 5                 SHARES SUBJECT TO PLAN  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

ARTICLE 6                 GRANT OF AWARDS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         6.1              In General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         6.2              Maximum ISO Grants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

ARTICLE 7                 OPTION PRICE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6





EXCO RESOURCES, INC.
1998 STOCK OPTION PLAN                                                   PAGE i

ARTICLE 8                 AWARD PERIOD; VESTING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         8.1              Award Period  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         8.2              Vesting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

ARTICLE 9                 TERMINATION OF SERVICE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         9.1              Death . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         9.2              Retirement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         9.3              Disability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         9.4              Termination for Other Reasons . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         9.5              Leave of Absence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

ARTICLE 10                EXERCISE OF INCENTIVE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         10.1             In General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         10.2             Disqualifying Disposition of ISO  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

ARTICLE 11                AMENDMENT OR DISCONTINUANCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

ARTICLE 12                TERM  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

ARTICLE 13                CAPITAL ADJUSTMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

ARTICLE 14                RECAPITALIZATION, MERGER AND
                          CONSOLIDATION; CHANGE IN CONTROL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

ARTICLE 15                LIQUIDATION OR DISSOLUTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

ARTICLE 16                INCENTIVES IN SUBSTITUTION FOR
                          INCENTIVES GRANTED BY OTHER CORPORATIONS  . . . . . . . . . . . . . . . . . . . . . . . . .  11

ARTICLE 17                MISCELLANEOUS PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         17.1             Investment Intent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         17.2             No Right to Continued Employment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         17.3             Indemnification of Board and Committee  . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         17.4             Effect of the Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         17.5             Compliance With Other Laws and Regulations  . . . . . . . . . . . . . . . . . . . . . . . .  12
         17.6             Tax Requirements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         17.7             Assignability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         17.8             Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13





EXCO RESOURCES, INC.
1998 STOCK OPTION PLAN                                                   PAGE ii

                              EXCO RESOURCES, INC.

                             1998 STOCK OPTION PLAN


         The name of the plan is the EXCO RESOURCES, INC. 1998 STOCK OPTION PLAN (the "PLAN"). The Plan was adopted by the Board of Directors of EXCO RESOURCES, INC., a Texas corporation (hereinafter called the "COMPANY"), effective as of ________ __, 1998.

                                   ARTICLE 1
                                    PURPOSE

         The purpose of the Plan is to attract and retain the services of employees, directors, and consultants of the Company and its Subsidiaries and to provide such persons with a proprietary interest in the Company through the granting of incentive stock options and non-qualified stock options that will

         (a) increase the interest of such persons in the Company's welfare;

         (b) furnish an incentive to such persons to continue their services for the Company; and

         (c) provide a means through which the Company may attract able persons to enter its employ.

         With respect to Reporting Participants, the Plan and all transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "1934 ACT"). To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void ab initio, to the extent permitted by law and deemed advisable by the Committee.

                                   ARTICLE 2
                                  DEFINITIONS

         For the purpose of the Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:

         2.1 "AWARD" means the grant of any Incentive Stock Option or Non-qualified Stock Option, whether granted singly, in combination or in tandem (each individually referred to herein as an "INCENTIVE").

         2.2 "AWARD AGREEMENT" means a written agreement between a Participant and the Company which sets out the terms of an Award.

         2.3 "AWARD PERIOD" means the period during which one or more Incentives granted under an Award may be exercised.

         2.4     "BOARD" means the board of directors of the Company.





EXCO RESOURCES, INC.
1998 STOCK OPTION PLAN                                                   PAGE 1

         2.5 "CHANGE OF CONTROL" means any of the following: (i) any consolidation, merger or share exchange of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's Common Stock would be converted into cash, securities or other property, other than a consolidation, merger or share exchange of the Company in which the holders of the Company's Common Stock immediately prior to such transaction have the same proportionate ownership of Common Stock of the surviving corporation immediately after such transaction; (ii) any sale, lease, exchange or other transfer (excluding transfer by way of pledge or hypothecation) in one transaction or a series of related transactions, of all or substantially all of the assets of the Company; (iii) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; (iv) the cessation of control (by virtue of their not constituting a majority of directors) of the Board by the individuals (the "CONTINUING DIRECTORS") who (x) at the date of this Plan were directors or (y) become directors after the date of this Plan and whose election or nomination for election by the Company's stockholders, was approved by a vote of at least two-thirds of the directors then in office who were directors at the date of this Plan or whose election or nomination for election was previously so approved; (v) the acquisition of beneficial ownership (within the meaning of Rule 13d-3 under the 1934 Act) of an aggregate of twenty percent (20%) of the voting power of the Company's outstanding voting securities by any person or group (as such term is used in Rule 13d-5 under the 1934 Act) who beneficially owned less than 15% of the voting power of the Company's outstanding voting securities on the date of this Plan, or the acquisition of beneficial ownership of an additional 5% of the voting power of the Company's outstanding voting securities by any person or group who beneficially owned at least 15% of the voting power of the Company's outstanding voting securities on the date of this Plan, provided, however, that notwithstanding the foregoing, an acquisition shall not constitute a Change of Control hereunder if the acquirer is (x) a trustee or other fiduciary holding securities under an employee benefit plan of the Company and acting in such capacity, (y) a Subsidiary of the Company or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of voting securities of the Company or (z) any other person whose acquisition of shares of voting securities is approved in advance by a majority of the Continuing Directors; or
(vi) in a Title 11 bankruptcy proceeding, the appointment of a trustee or the conversion of a case involving the Company to a case under Chapter 7.

         2.6     "CODE" means the Internal Revenue Code of 1986, as amended.

         2.7 "COMMITTEE" means the Compensation and Stock Option Committee or another committee appointed or designated by the Board to administer the Plan.

         2.8 "COMMON STOCK" means the common stock, par value $.01 per share, of the Company.

         2.9 "COMPANY" means EXCO RESOURCES, INC., a Texas corporation, and any successor entity.

         2.10 "DATE OF GRANT" means the effective date on which an Award is made to a Participant as set forth in the applicable Award Agreement; provided, however, that solely for purposes of Section 16 of the 1934 Act and the rules and regulations promulgated thereunder, the Date of Grant of an Award shall be the date of stockholder approval of the Plan if such date is later than the effective date of such Award as set forth in the Award Agreement.





EXCO RESOURCES, INC.
1998 STOCK OPTION PLAN                                                   PAGE 2

         2.11 "DISABILITY" shall have the meaning given it in the employment agreement of the Participant; provided, however, that if that Participant has no employment agreement, "Disability" shall mean a physical or mental impairment of sufficient severity that, in the opinion of the Company, either the Participant is unable to continue performing the duties he performed before such impairment or the Participant's condition entitles him to disability benefits under any insurance or employee benefit plan of the Company or its Subsidiaries and that impairment or condition is cited by the Company as the reason for termination of the Participant's employment; provided, however, with respect to any Incentive Stock Option, Disability shall have the meaning given it under the rules governing Incentive Stock Options under the Code.

         2.12 "EMPLOYEE" means common law employee (as defined in accordance with the Regulations and Revenue Rulings then applicable under Section 3401(c) of the Code) of the Company or any Subsidiary of the Company.

         2.13 "FAIR MARKET VALUE" of a share of Common Stock is the mean of the highest and lowest prices per share on the OTC Bulletin Board, or such reporting service as the Committee may select, on the appropriate date, or in the absence of reported sales on such day, the most recent previous day for which sales were reported.

         2.14 "INCENTIVE STOCK OPTION" or "ISO" means an incentive stock option within the meaning of Section 422 of the Code, granted pursuant to this Plan.

         2.15 "NON-EMPLOYEE DIRECTOR" means a member of the Board who is not an Employee and who satisfies the requirements of Rule 16b-3(b)(3) promulgated under the 1934 Act or any successor provision.

         2.16 "NON-QUALIFIED STOCK OPTION" or "NQSO" means a non-qualified stock option granted pursuant to this Plan.

         2.17 "OPTION PRICE" means the price which must be paid by a Participant upon exercise of a Stock Option to purchase a share of Common Stock.

         2.18 "PARTICIPANT" shall mean an Employee, consultant or director of the Company or a Subsidiary to whom an Award is granted under this Plan.

         2.19 "PLAN" means this EXCO Resources, Inc. 1998 Stock Option Plan, as amended from time to time.

         2.20 "REPORTING PARTICIPANT" means a Participant who is subject to the reporting requirements of Section 16 of the 1934 Act.

         2.21 "RETIREMENT" means any Termination of Service solely due to retirement upon attainment of age 60, or permitted early retirement as determined by the Committee.

         2.22 "STOCK OPTION" means a Non-qualified Stock Option or an Incentive Stock Option.

         2.23 "SUBSIDIARY" means (i) any corporation or limited liability company in an unbroken chain of corporations or limited liability companies beginning with the Company, if each of the corporations or limited liability companies other than the last corporation or limited liability company in the unbroken chain owns





EXCO RESOURCES, INC.
1998 STOCK OPTION PLAN                                                   PAGE 3
equity securities possessing a majority of the total combined voting power of all classes of equity securities in one of the other corporations or limited liability companies in the chain, and (ii) any limited partnership, if the Company or any corporation or limited liability company described in item (i) above owns a majority of the general partnership interest and a majority of the limited partnership interests entitled to vote on the removal and replacement of the general partner. "SUBSIDIARIES" means more than one of any such corporations, limited partnerships or limited liability companies.

         2.24 "TERMINATION OF SERVICE" occurs when a Participant who is either an Employee, consultant or director of the Company or any Subsidiary shall cease to serve as an Employee, consultant or director of the Company and its Subsidiaries, for any reason.

                                   ARTICLE 3
                                 ADMINISTRATION

         The Plan shall be administered by the Committee appointed by the Board. The Committee shall consist of not fewer than two persons. Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board. Any vacancy occurring in the membership of the Committee may be filled by appointment by the Board.

         Membership on the Committee shall be limited to those members of the Board who are Non-employee Directors and who are "OUTSIDE DIRECTORS" under
Section 162(m) of the Code. The Committee shall select one of its members to act as its Chairman. A majority of the Committee shall constitute a quorum, and the act of a majority of the members of the Committee present at a meeting at which a quorum is present shall be the act of the Committee.

         The Committee shall determine and designate from time to time the eligible persons to whom Awards will be granted and shall set forth in each related Award Agreement the Award Period, the Date of Grant, and such other terms, provisions, limitations, and performance requirements, as are approved by the Committee, but not inconsistent with the Plan. The Committee shall determine whether an Award shall include one type of Incentive, or two or more Incentives granted in combination.

         The Committee, in its discretion, shall (i) interpret the Plan, (ii) prescribe, amend, and rescind any rules and regulations necessary or appropriate for the administration of the Plan, and (iii) make such other determinations and take such other action as it deems necessary or advisable in the administration of the Plan. Any interpretation, determination, or other action made or taken by the Committee shall be final, binding, and conclusive on all interested parties.

         With respect to restrictions in the Plan that are based on the requirements of Rule 16b-3 promulgated under the 1934 Act, Section 422 of the Code, Section 162(m) of the Code, the rules of any exchange or inter-dealer quotation system upon which the Company's securities are listed or quoted, or any other applicable law, rule or restriction (collectively, "APPLICABLE LAW"), to the extent that any such restrictions are no longer required by applicable law, the Committee shall have the sole discretion and authority to grant Awards that are not subject to such mandated restrictions and/or to waive any such mandated restrictions with respect to outstanding Awards.





EXCO RESOURCES, INC.
1998 STOCK OPTION PLAN                                                   PAGE 4

                                   ARTICLE 4
                                  ELIGIBILITY

         Any Employee (including an Employee who is also a director or an officer), consultant or director whose judgment, initiative, and efforts contributed or may be expected to contribute to the successful performance of the Company is eligible to participate in the Plan; provided that only Employees shall be eligible to receive Incentive Stock Options. The Committee, upon its own action, may grant, but shall not be required to grant, an Award to any Employee of the Company or any Subsidiary. Awards may be granted by the Committee at any time and from time to time to new Participants, or to then Participants, or to a greater or lesser number of Participants, and may include or exclude previous Participants, as the Committee shall determine. Except as required by this Plan, Awards granted at different times need not contain similar provisions. The Committee's determinations under the Plan (including without limitation determinations of which Employees, if any, are to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the agreements evidencing same) need not be uniform and may be made by it selectively among Employees who receive, or are eligible to receive, Awards under the Plan.

                                   ARTICLE 5
                             SHARES SUBJECT TO PLAN

         Subject to adjustment as provided in ARTICLES 13 and 14, the maximum number of shares of Common Stock that may be delivered pursuant to Awards granted under the Plan is (a) one million (1,000,000) shares if the proposed one for two stock split is approved by the shareholders at the Company's 1998 Annual Shareholders Meeting or two million (2,000,000) shares if the proposed one for two stock split is not approved by the shareholders at the Company's 1998 Annual Shareholders Meeting; plus (b) shares of Common Stock previously subject to Awards which are forfeited, terminated, or expired unexercised; plus
(c) without duplication for shares counted under the immediately preceding clause, a number of shares of Common Stock equal to the number of shares repurchased by the Company in the open market or otherwise and having an aggregate repurchase price no greater than the amount of cash proceeds received by the Company from the sale of shares of Common Stock under the Plan; plus (d) any shares of Common Stock surrendered to the Company in payment of the exercise price of options issued under the Plan.

         Shares to be issued may be made available from authorized but unissued Common Stock, Common Stock held by the Company in its treasury, or Common Stock purchased by the Company on the open market or otherwise. During the term of this Plan, the Company will at all times reserve and keep available the number of shares of Common Stock that shall be sufficient to satisfy the requirements of this Plan.

                                   ARTICLE 6
                                GRANT OF AWARDS

         6.1 IN GENERAL. The grant of an Award shall be authorized by the Committee and shall be evidenced by an Award Agreement setting forth the Incentive or Incentives being granted, the total number of shares of Common Stock subject to the Incentive(s), the Option Price (if applicable), the Award Period, the Date of Grant, and such other terms, provisions, limitations, and performance objectives, as are approved by the Committee, but not inconsistent with the Plan. The Company shall execute an Award Agreement with a Participant after the Committee approves the issuance of an Award. Any Award granted pursuant to this Plan must be granted within ten (10) years of the date of adoption of this Plan. The Plan shall be submitted to the Company's stockholders for approval; however, the Committee may grant Awards under the Plan prior





EXCO RESOURCES, INC.
1998 STOCK OPTION PLAN                                                   PAGE 5
to the time of stockholder approval. Any such Award granted prior to such stockholder approval shall be made subject to such stockholder approval. The grant of an Award to a Participant shall not be deemed either to entitle the Participant to, or to disqualify the Participant from, receipt of any other Award under the Plan.

         6.2     MAXIMUM ISO GRANTS.   The Committee may not grant Incentive
Stock Options under the Plan to any Employee which would permit the aggregate Fair Market Value (determined on the Date of Grant) of the Common Stock with respect to which Incentive Stock Options (under this and any other plan of the Company and its Subsidiaries) are exercisable for the first time by such Employee during any calendar year to exceed $100,000. To the extent any Stock Option granted under this Plan which is designated as an Incentive Stock Option exceeds this limit or otherwise fails to qualify as an Incentive Stock Option, such Stock Option shall be a Non-qualified Stock Option.

                                   ARTICLE 7
                                  OPTION PRICE

         The Option Price for any share of Common Stock which may be purchased under a Stock Option shall be at least one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the Date of Grant. If an Incentive Stock Option is granted to an Employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company (or any parent or Subsidiary), the Option Price shall be at least one hundred and ten percent (110%) of the Fair Market Value of the Common Stock on the Date of Grant.

                                   ARTICLE 8
                             AWARD PERIOD; VESTING

         8.1 AWARD PERIOD. Subject to the other provisions of this Plan, the Committee may, in its discretion, provide that an Incentive may not be exercised in whole or in part for any period or periods of time or beyond any date specified in the Award Agreement. Except as provided in the Award Agreement, an Incentive may be exercised in whole or in part at any time during its term. The Award Period for an Incentive shall be reduced or terminated upon Termination of Service in accordance with this ARTICLE 8 and ARTICLE 9.
No Incentive granted under the Plan may be exercised at any time after the end of its Award Period. No portion of any Incentive may be exercised after the expiration of ten (10) years from its Date of Grant. However, if an Employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company (or any parent or Subsidiary) and an Incentive Stock Option is granted to such Employee, the term of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no more than five (5) years from the Date of Grant.

         8.2 VESTING. The Committee, in its sole discretion, may determine that an Incentive will be immediately exercisable, in whole or in part, or that all or any portion may not be exercised until a date, or dates, subsequent to its Date of Grant, or until the occurrence of one or more specified events, subject in any case to the terms of the Plan. Subsequent to the Date of Grant, the Committee may, in its sole discretion, accelerate the date on which all or any portion of an Incentive may be exercised.





EXCO RESOURCES, INC.
1998 STOCK OPTION PLAN                                                   PAGE 6

                                   ARTICLE 9
                             TERMINATION OF SERVICE

         9.1 DEATH. Upon the death of a Participant, then any and all Awards held by the Participant that are not yet exercisable as of the date of the Participant's death shall become null and void as of the date of death, and shall be exercisable by that Participant's legal representatives, legatees or distributees for a period of the lesser of (a) the remainder of the term of the Award or (b) 180 days following the date of the Participant's death. Any portion of an Award not exercised upon the expiration of the periods specified in (a) or (b) shall be null and void.

         9.2 RETIREMENT. If a Participant's employment relationship terminates or if a Participant's service as a director terminates by reason of the Participant's Retirement, then the portion, if any, of any and all Awards held by the Participant that are not yet exercisable as of the date of that Retirement shall become null and void as of the date of Retirement; provided, however, that the portion, if any, of any and all Awards held by the Participant that are exercisable as of the date of that Retirement shall be exercisable for the lesser of (a) the remainder of the term of the Award or (b) 90 days following the date of Retirement.

         9.3 DISABILITY. If a Participant's employment relationship terminates or if a Participant's service as a director terminates by reason of the Participant's Disability, then the portion, if any, of any and all Awards held by the Participant that are not yet exercisable as of the date of that termination for Disability shall become null and void as of the date of termination; provided, however, that the portion, if any, of any and all Awards held by the Participant that are exercisable as of the date of that termination shall survive the termination for the lesser of (a) the original term of the Award or (b) 180 days following the date of termination, and the Award shall be exercisable by the Participant, his guardian, or his legal representative.

         9.4 TERMINATION FOR OTHER REASONS. If a Participant's employment terminates or if a Participant's service as a director terminates for reasons other than Death, Disability or Retirement, then the portion, if any, of any and all Awards held by the Participant that are not yet exercisable as of the date of that termination shall become null and void as of the date of termination; provided, however, that the portion, if any, of any and all Awards held by the Participant that are exercisable as of the date of that termination shall be exercisable for the lesser of (a) the remainder of the term of the Award or (b) 90 days following the date of termination.

         9.5 LEAVE OF ABSENCE. With respect to an Award, the Committee may, in its sole discretion, determine that any Participant who is on leave of absence for any reason will be considered to still be in the employ of the Company for vesting and other purposes.

                                   ARTICLE 10
                             EXERCISE OF INCENTIVE

         10.1 IN GENERAL. A vested Incentive may be exercised during its Award Period, subject to limitations and restrictions set forth therein and in
ARTICLE 9. A vested Incentive may be exercised at such times and in such amounts as provided in this Plan and the applicable Award Agreement, subject to the terms, conditions, and restrictions of the Plan.

         In no event may an Incentive be exercised or shares of Common Stock be issued pursuant to an Award if a necessary listing or quotation of the shares of Common Stock on a stock exchange or inter-dealer





EXCO RESOURCES, INC.
1998 STOCK OPTION PLAN                                                   PAGE 7
quotation system or any registration under state or federal securities laws required under the circumstances has not been accomplished. No Incentive may be exercised for a fractional share of Common Stock. The granting of an Incentive shall impose no obligation upon the Participant to exercise that Incentive.

         STOCK OPTIONS.   Subject to such administrative regulations as the
Committee may from time to time adopt, a Stock Option may be exercised by the delivery of written or telephonic notice to the Company setting forth the number of shares of Common Stock with respect to which the Stock Option is to be exercised and the date of exercise thereof (the "EXERCISE DATE"), which shall be at least three (3) days after giving such notice unless an earlier time shall have been mutually agreed upon. On the Exercise Date, the Participant shall deliver to the Company consideration with a value equal to the total Option Price of the shares to be purchased, payable as follows: (a) cash, check, bank draft, or money order payable to the order of the Company,
(b) Common Stock owned by the Participant on the Exercise Date, valued at its Fair Market Value on the Exercise Date, and/or (c) by delivery (including by
FAX) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions from the Participant to a broker or dealer, reasonably acceptable to the Company, to sell certain of the shares of Common Stock purchased upon exercise of the Stock Option or to pledge such shares as collateral for a loan and promptly deliver to the Company the amount of sale or loan proceeds necessary to pay such purchase price.

         Upon payment of all amounts due from the Participant, the Company shall cause certificates for the Common Stock then being purchased to be delivered as directed by the Participant (or the person exercising the Participant's Stock Option in the event of his death or disability) at its principal business office promptly after the Exercise Date. The obligation of the Company to deliver shares of Common Stock shall, however, be subject to the condition that if at any time the Committee shall determine in its discretion that the listing, registration, or qualification of the Stock Option or the Common Stock upon any securities exchange or inter-dealer quotation system or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the Stock Option or the issuance or purchase of shares of Common Stock thereunder, the Stock Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

         10.2 DISQUALIFYING DISPOSITION OF ISO. If shares of Common Stock acquired upon exercise of an Incentive Stock Option are disposed of by a Participant prior to the expiration of either two (2) years from the Date of Grant of such Stock Option or one (1) year from the transfer of shares of Common Stock to the Participant pursuant to the exercise of such Stock Option, or in any other disqualifying disposition within the meaning of Section 422 of the Code, such Participant shall notify the Company in writing of the date and terms of such disposition. A disqualifying disposition by a Participant shall not affect the status of any other Stock Option granted under the Plan as an Incentive Stock Option within the meaning of Section 422 of the Code.

                                   ARTICLE 11
                          AMENDMENT OR DISCONTINUANCE

         Subject to the limitations set forth in this ARTICLE 11, the Board may at any time and from time to time, without the consent of the Participants, alter, amend, revise, suspend, or discontinue the Plan in whole or in part; provided, however, that no amendment which requires stockholder approval in order for the Plan and Incentives awarded under the Plan to continue to comply with Section 162(m) of the Code, including any successors to such Section, shall be effective unless such amendment shall be approved by the requisite vote





EXCO RESOURCES, INC.
1998 STOCK OPTION PLAN                                                   PAGE 8
of the stockholders of the Company entitled to vote thereon. Any such amendment shall, to the extent deemed necessary or advisable by the committee, be applicable to any outstanding Incentives theretofore granted under the Plan, notwithstanding any contrary provisions contained in any stock option agreement. Notwithstanding anything contained in this Plan to the contrary, unless required by law, no action contemplated or permitted by this ARTICLE 11 shall adversely affect any rights of Participants or obligations of the Company to Participants with respect to any Incentive theretofore granted under the Plan without the consent of the affected Participant.

                                   ARTICLE 12
                                      TERM

         The Plan shall be effective from the date that this Plan is approved by the Board. Unless sooner terminated by action of the Board, the Plan will terminate on _________ ___, 2008, but Incentives granted before that date will continue to be effective in accordance with their terms and conditions.

                                   ARTICLE 13
                              CAPITAL ADJUSTMENTS

         If at any time while the Plan is in effect, or Incentives are outstanding, there shall be any increase or decrease in the number of issued and outstanding shares of Common Stock resulting from (1) the declaration or payment of a stock dividend, (2) any recapitalization resulting in a stock split-up, combination, or exchange of shares of Common Stock, or (3) other increase or decrease in such shares of Common Stock effected without receipt of consideration by the Company, then and in such event:

         (i) An appropriate adjustment shall be made in the maximum number of shares of Common Stock then subject to being awarded under the Plan and in the maximum number of shares of Common Stock that may be awarded to a Participant to the end that the same proportion of the Company's issued and outstanding shares of Common Stock shall continue to be subject to being so awarded.

         (ii) Appropriate adjustments shall be made in the number of shares of Common Stock and the Option Price thereof then subject to purchase pursuant to each such Stock Option previously granted and unexercised, to the end that the same proportion of the Company's issued and outstanding shares of Common Stock in each such instance shall remain subject to purchase at the same aggregate Option Price.

         Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to the number of or Option Price of shares of Common Stock then subject to outstanding Stock Options granted under the Plan.





EXCO RESOURCES, INC.
1998 STOCK OPTION PLAN                                                   PAGE 9

         Upon the occurrence of each event requiring an adjustment with respect to any Incentive, the Company shall mail to each affected Participant its computation of such adjustment which shall be conclusive, except for any computations errors, and shall be binding upon each such Participant.

                                   ARTICLE 14
                          RECAPITALIZATION, MERGER AND
                        CONSOLIDATION; CHANGE IN CONTROL

         (a) The existence of this Plan and Incentives granted hereunder shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company's capital structure and its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or preference stocks ranking prior to or otherwise affecting the Common Stock or the rights thereof (or any rights, options, or warrants to purchase same), or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

         (b) Subject to any required action by the stockholders, if the Company shall be the surviving or resulting corporation in any merger, consolidation or share exchange, any Incentive granted hereunder shall pertain to and apply to the securities or rights (including cash, property, or assets) to which a holder of the number of shares of Common Stock subject to the Incentive would have been entitled.

         (c) In the event of any merger, consolidation or share exchange pursuant to which the Company is not the surviving or resulting corporation, there shall be substituted for each share of Common Stock subject to the unexercised portions of such outstanding Incentives, that number of shares of each class of stock or other securities or that amount of cash, property, or assets of the surviving, resulting or consolidated company which were distributed or distributable to the stockholders of the Company in respect to each share of Common Stock held by them, such outstanding Incentives to be thereafter exercisable for such stock, securities, cash, or property in accordance with their terms. Notwithstanding the foregoing and subject to
Section 14(d), all such Incentives may be canceled by the Company as of the effective date of any such reorganization, merger, consolidation, share exchange or any dissolution or liquidation of the Company by giving notice to each holder thereof or his personal representative of its intention to do so and by permitting the purchase during the thirty (30) day period next preceding such effective date of all of the shares of Common Stock subject to such outstanding Incentives.

         (d) In the event of a Change of Control, then, notwithstanding any other provision in this Plan to the contrary, all unmatured installments of Incentives outstanding shall thereupon automatically be accelerated and exercisable in full. The determination of the Committee that any of the foregoing conditions has been met shall be binding and conclusive on all parties.





EXCO RESOURCES, INC.
1998 STOCK OPTION PLAN                                                  PAGE 10

                                   ARTICLE 15
                           LIQUIDATION OR DISSOLUTION

         In case the Company shall, at any time while any Incentive under this Plan shall be in force and remain unexpired, (i) sell all or substantially all of its property, or (ii) dissolve, liquidate, or wind up its affairs, then each Participant shall be thereafter entitled to receive, in lieu of each share of Common Stock of the Company which such Participant would have been entitled to receive under the Incentive, the same kind and amount of any securities or assets as may be issuable, distributable, or payable upon any such sale, dissolution, liquidation, or winding up with respect to each share of Common Stock of the Company. If the Company shall, at any time prior to the expiration of any Incentive, make any partial distribution of its assets, in the nature of a partial liquidation, whether payable in cash or in kind (but excluding the distribution of a cash dividend payable out of earned surplus and designated as such) then in such event the Option Prices then in effect with respect to each Stock Option shall be reduced, on the payment date of such distribution, in proportion to the percentage reduction in the tangible book value of the shares of the Company's Common Stock (determined in accordance with generally accepted accounting principles) resulting by reason of such distribution.

                                   ARTICLE 16
                         INCENTIVES IN SUBSTITUTION FOR
                    INCENTIVES GRANTED BY OTHER CORPORATIONS

         Incentives may be granted under the Plan from time to time in substitution for similar instruments held by employees of a corporation who become or are about to become management Employees of the Company or any Subsidiary as a result of a merger or consolidation of the employing corporation with the Company or the acquisition by the Company of stock of the employing corporation. The terms and conditions of the substitute Incentives so granted may vary from the terms and conditions set forth in this Plan to such extent as the Board at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the Incentives in substitution for which they are granted.

                                   ARTICLE 17
                            MISCELLANEOUS PROVISIONS

         17.1 INVESTMENT INTENT. The Company may require that there be presented to and filed with it by any Participant under the Plan, such evidence as it may deem necessary to establish that the Incentives granted or the shares of Common Stock to be purchased or transferred are being acquired for investment and not with a view to their distribution.

         17.2 NO RIGHT TO CONTINUED EMPLOYMENT. Neither the Plan nor any Incentive granted under the Plan shall confer upon any Participant any right with respect to continuance of employment by the Company or any Subsidiary.

         17.3 INDEMNIFICATION OF BOARD AND COMMITTEE. No member of the Board or the Committee, nor any officer or Employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and





EXCO RESOURCES, INC.
1998 STOCK OPTION PLAN                                                  PAGE 11
any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination, or interpretation.

         17.4 EFFECT OF THE PLAN. Neither the adoption of this Plan nor any action of the Board or the Committee shall be deemed to give any person any right to be granted an Award or any other rights except as may be evidenced by an Award Agreement, or any amendment thereto, duly authorized by the Committee and executed on behalf of the Company, and then only to the extent and upon the terms and conditions expressly set forth therein.

         17.5 COMPLIANCE WITH OTHER LAWS AND REGULATIONS. Notwithstanding anything contained herein to the contrary, the Company shall not be required to sell or issue shares of Common Stock under any Incentive if the issuance thereof would constitute a violation by the Participant or the Company of any provisions of any law or regulation of any governmental authority or any national securities exchange or inter-dealer quotation system or other forum in which shares of Common Stock are quoted or traded (including without limitation
Section 16 of the 1934 Act and Section 162(m) of the Code); and, as a condition of any sale or issuance of shares of Common Stock under an Incentive, the Committee may require such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any such law or regulation. The Plan, the grant and exercise of Incentives hereunder, and the obligation of the Company to sell and deliver shares of Common Stock, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required.

         17.6 TAX REQUIREMENTS. The Company shall have the right to deduct from all amounts hereunder paid in cash or other form, any federal, state, or local taxes required by law to be withheld with respect to such payments. The Participant receiving shares of Common Stock issued under the Plan shall be required to pay the Company the amount of any taxes which the Company is required to withhold with respect to such shares of Common Stock. Notwithstanding the foregoing, in the event of an assignment of a Non-qualified Stock Option pursuant to Section 17.7, the Participant who assigns the Non-qualified Stock Option shall remain subject to withholding taxes upon exercise of the Non-qualified Stock Option by the transferee to the extent required by the Code or the rules and regulations promulgated thereunder. Such payments shall be required to be made prior to the delivery of any certificate representing such shares of Common Stock. Such payment may be made in cash, by check, or through the delivery of shares of Common Stock owned by the Participant (which may be effected by the actual delivery of shares of Common Stock by the Participant or by the Company's withholding a number of shares to be issued upon the exercise of a Stock Option, if applicable), which shares have an aggregate Fair Market Value equal to the required minimum withholding payment, or any combination thereof.

         17.7 ASSIGNABILITY. Incentive Stock Options may not be transferred or assigned other than by will or the laws of descent and distribution and may be exercised during the lifetime of the Participant only by the Participant or the Participant's legally authorized representative. The designation by a Participant of a beneficiary will not constitute a transfer of the Stock Option. The Committee may waive or modify any limitation contained in the preceding sentences of this Section 17.7 that is not required for compliance with Section 422 of the Code. Unless the Committee provides otherwise, all or a portion of a Non-qualified Stock Option to be granted to a Participant may be transferred by such Participant to (i) the spouse, children or grandchildren of the Participant





EXCO RESOURCES, INC.
1998 STOCK OPTION PLAN                                                  PAGE 12

("IMMEDIATE FAMILY MEMBERS"), (ii) a trust or trusts for the exclusive benefit of one or more Immediate Family Members, or (iii) a partnership in which one or more Immediate Family Members are the only partners, (iv) an entity exempt from federal income tax pursuant to Section 501(c)(3) of the Code or any successor provision, or (v) a split interest trust or pooled income fund described in
Section 2522(c)(2) of the Code or any successor provision, provided that (x) there shall be no consideration for any such transfer, and (y) subsequent transfers of previously transferred Non-qualified Stock Options shall be prohibited except those by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended. Following transfer, any such Non-qualified Stock Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of ARTICLES 10, 11, 13, 14, 15, 16 and 17 hereof the term "PARTICIPANT" shall be deemed to include the transferee.
The events of Termination of Service and any vesting of the Stock Options shall continue to be applied with respect to the original Participant, following which the Non-qualified Stock Options shall be exercisable by the transferee only to the extent and for the periods and installments specified in the Award Agreement. The Committee and the Company shall have no obligation to inform any transferee of a Non-qualified Stock Option of any expiration, termination, lapse or acceleration of such Option. The Company shall have no obligation to register with any federal or state securities commission or agency any Common Stock issuable or issued under a Non-qualified Stock Option that has been transferred by a Participant under this Section 17.7.

         17.8 USE OF PROCEEDS. Proceeds from the sale of shares of Common Stock pursuant to Incentives granted under this Plan shall constitute general funds of the Company.

         A copy of this Plan shall be kept on file in the principal office of the Company in Dallas, Texas.

                         * * * * * * * * * * * * * * *





EXCO RESOURCES, INC.
1998 STOCK OPTION PLAN

         IN WITNESS WHEREOF, the Company has caused this instrument to be executed as of _________ ___, 1998 by its duly authorized representative.



                                       EXCO RESOURCES, INC.



                                       By:
                                           -----------------------------------
                                       Its:
                                            ----------------------------------




EXCO RESOURCES, INC.
1998 STOCK OPTION PLAN                                                   PAGE 14

                                   APPENDIX B

                                     PROXY
                              EXCO RESOURCES, INC.
                         5735 Pineland Drive, Suite 235
                              Dallas, Texas 75231


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.


The undersigned hereby appoints Douglas H. Miller, J. Douglas Ramsey and Richard E. Miller as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock, par value $.01 per share, of EXCO Resources, Inc. held of record by the undersigned on March 17, 1998 at the annual meeting of shareholders to be held on ___________, 1998 or any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 THROUGH 5.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR EACH OF THE PROPOSALS. PLEASE REVIEW CAREFULLY THE PROXY STATEMENT DELIVERED WITH THIS PROXY.

1. Proposal to approve the Amendment to the Company's Articles of Incorporation to effect a one for two reverse split of the common stock and to leave unchanged the authorized common stock at 25,000,000 shares.

         [ ]  FOR         [ ]  AGAINST     [ ]  ABSTAIN

2. Proposal to allow the Board of Directors to fix the number of directors.

         [ ]  FOR         [ ]  AGAINST     [ ]  ABSTAIN

3.       Proposal to elect DOUGLAS H. MILLER, T.W. EUBANK, J. DOUGLAS RAMSEY,
         T. BOONE PICKENS, STEPHEN F. SMITH, EARL E. ELLIS and J. MICHAEL MUCKLEROY as directors until the next Annual Meeting or until their successors have been duly qualified and elected.

         [ ]  FOR all nominees listed above          [ ]  WITHHOLD AUTHORITY
         (except as marked to the contrary below)    to vote for all nominees
                                                     listed above


         -----------------------------------------------------------------------
         (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE
                  WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED ABOVE)


4.       Proposal to approve the EXCO Resources, Inc. 1998 Stock Option Plan.

         [ ]  FOR         [ ]  AGAINST     [ ]  ABSTAIN

5. Proposal to approve the appointment of Ernst & Young LLP as the independent auditors of the Company to audit the accounts of the Company for the fiscal year ending December 31, 1998.

         [ ]  FOR         [ ]  AGAINST     [ ]  ABSTAIN


The Proxies are authorized to vote, in their discretion, upon such other business as may properly come before the meeting.



                                       ---------------------------------------
                                       Signature



Dated: _____________, 1998             ---------------------------------------
                                       Signature, if held jointly


Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.





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